Exhibit 10.1

ASSET PURCHASE AGREEMENT

by and among

VICTORY ELECTRONIC CIGARETTES CORPORATION,

HARDWIRE INTERACTIVE ACQUISITION COMPANY

HARDWIRE INTERACTIVE INC.

and

THE SELLING OWNERS IDENTIFIED HEREIN

Dated as of July 2, 2014

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (“Agreement”) is entered into and made effective as of July 2, 2014 (“Effective Date”) by and among (i) VICTORY ELECTRONIC CIGARETTES CORPORATION, a Nevada corporation (“Victory”), (ii) HARDWIRE INTERACTIVE ACQUISITION COMPANY, a Delaware corporation and a wholly-owned subsidiary of Victory (“Buyer”), (iii) HARDWIRE INTERACTIVE INC., a British Virgin Islands company (“Seller”), (iv) MANTRA MEDIA CAPITAL INC., a British Virgin Islands company (“MMCI”), and (v) DEVIN KEER, as the sole stockholder of MMCI (“Keer” and, together with MMCI, the “Selling Owners”). Each of Seller and the Selling Owners shall be referred to herein, individually, as a “Seller Party,” and, collectively, as the “Seller Parties.”  Capitalized terms used herein without definition are defined in Section 10.1.

W I T N E S S E T H

WHEREAS, among other lines of business, Seller is in the business of selling electronic cigarettes via the internet (the “Business”);

WHEREAS, MMCI owns one hundred percent (100%) of the issued and outstanding shares of the capital stock of Seller;

WHEREAS, Keer owns one hundred percent (100%) of the issued and outstanding shares of the capital stock of MMCI; and

WHEREAS, Buyer wishes to purchase from Seller, and Seller wishes to sell, assign and transfer to Buyer, all of Seller’s assets and properties held in connection with, necessary for, or material to the Business, and Buyer has agreed to assume and discharge the Assumed Liabilities (as defined below) in full as and when they become due in accordance with the terms, and subject to the conditions, set forth in this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

Sale and Purchase

1.1. Purchase of Assets.

(a) Subject to the terms and conditions hereof, at the Closing, Seller shall sell, transfer, assign and deliver to Buyer, and Buyer will purchase from Seller, all right, title and interest of Seller in and to the properties, assets and rights of every nature as the same may exist on the Closing Date, whether real, personal, tangible, intangible or otherwise and whether now existing or acquired prior to the Closing, relating solely to the Business (other than the Excluded Assets as defined below) set forth on Schedule 1.1 (collectively, the “Assets”).

(b) Subject to the terms and conditions hereof, at the Closing, the Assets shall be transferred to Buyer free and clear of all Liens excepting only Assumed Liabilities and Permitted Liens.

1.2. Excluded Assets.  Notwithstanding anything to the contrary in Section 1.1 or elsewhere in this Agreement, Seller will retain and not transfer, and Buyer will not purchase or acquire, any assets of Seller other than the Assets (collectively, the “Excluded Assets”).

1.3. Assumption of Liabilities.  Subject to the terms and conditions hereof, at the Closing, Buyer shall assume and agree to pay, perform and discharge when due any Liability relating to or arising out of the Assigned Contracts, the operation of the Business, the employment or leasing of employees or the ownership (or leasing of), operation or use of the Assets on or following the Closing Date (collectively, the “Assumed Liabilities”).

1.4. Excluded Liabilities.  Notwithstanding anything to the contrary herein, Buyer shall not assume any Liability of Seller other than the Assumed Liabilities (collectively, the “Excluded Liabilities”).

1.5. Consent of Third Parties.  Notwithstanding anything to the contrary herein, and subject to the provisions of this Section 1.5, this Agreement shall not constitute an agreement to assign or transfer any interest in any Governmental Approval, Permit or Assigned Contract (or any claim or right arising thereunder) if such assignment or transfer without the Consent of a Person that is not a party to this Agreement would constitute a breach thereof or affect adversely the rights of Buyer thereunder, and any such transfer or assignment shall be made subject to such Consent being obtained.  In the event any such Consent is not obtained prior to the Closing, Buyer and Seller shall continue to use commercially reasonable efforts to obtain any such Consent after the Closing, and Seller will cooperate with Buyer in lawful and commercially reasonable arrangements to provide that Buyer shall receive the interest of Seller in the benefits under any such Governmental Approval, Permit or Assigned Contract, including to the extent commercially reasonable, performance by Seller, as agent, provided that Buyer shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent Buyer would have been responsible therefor if such consent or approval had been obtained.  Once the required Consent is obtained, Seller shall promptly assign and transfer to Buyer the applicable interest in such Governmental Approval, Permit or Assigned Contract (or any claim or right arising thereunder).  Nothing in this Section 1.5 shall be deemed a waiver by Buyer of its right to receive prior to the Closing an effective assignment of all of the Assets nor shall this Section 1.5 be deemed to constitute an agreement to exclude from the Assets any assets described under Section 1.1.

1.6. Closing.  The closing of the sale and purchase of the Assets (the “Closing”) shall take place at the offices of Robinson Brog Leinwand Greene Genovese & Gluck PC, 875 Third Avenue, New York, NY 10022, at 10:00 a.m. on the date that is the first Business Day following the satisfaction (or waiver) of all of the conditions precedent set forth in Article V (the “Closing Date”).

1.7. Purchase Price.  Subject to the terms and conditions hereof, at the Closing, Buyer shall (a) pay to Seller Five Million Dollars ($5,000,000) in cash (the “Closing Cash Payment”) which shall be delivered by Buyer by wire transfer of immediately available cash funds to an account designated by Seller, such account to be designated at least two (2) Business Days prior to the Closing Date, (b) deliver to Seller 3,000,000 shares (the “Shares”) of Victory’s common stock, par value $0.001 per share (the “Common Stock”), and (c) assume the Assumed Liabilities as provided in Section 1.3.  The consideration set forth in clauses (i) and (ii) shall be referred to collectively in this Agreement as the “Purchase Price”.

1.8. Allocation of Purchase Price.  The parties agree to allocate the Purchase Price, the Assumed Liabilities and other appropriate items among the Assets in accordance with the allocation schedule annexed hereto as Schedule 1.8.  In connection with the foregoing, the parties shall cooperate with each other and provide such information as any of them shall reasonably request.  The parties will each report the federal, state and local and other Tax consequences of the purchase and sale contemplated hereby (including the filing of Internal Revenue Service Form 8594) in a manner consistent with such allocation schedule.

1.9. Passage of Title and Risk of Loss.  Legal title, equitable title and risk of loss with respect to the Assets shall not pass to Buyer until the Assets are transferred at the Closing; provided, however, that if any loss of any of the Assets occurs prior to the Closing, Buyer shall be entitled to the proceeds of any insurance payable with respect to the loss of such Assets. If Buyer accepts the insurance proceeds with respect to any such damaged Asset, the value of such damaged Asset shall be deemed to be equal to the amount of such insurance proceeds and there shall be no further adjustment to the Purchase Price or indemnification with respect to such damaged Asset.

ARTICLE II

Representations and Warranties of the Seller Parties

As of the Effective Date and as of the Closing Date, the Seller Parties, jointly and severally, hereby represent and warrant to Buyer as follows:

2.1. Authorization, etc.  Seller has the requisite corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it is or will be a party, to perform fully its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by Seller of this Agreement and each of the Ancillary Agreements to which it is or will be a party, the performance of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby, have been duly authorized by the requisite corporate action of Seller.  This Agreement has been, and each of the Ancillary Documents to which Seller and each Seller Party is to be a party will be, duly and validly executed by Seller and each Seller Party and, assuming due authorization, execution and delivery by Buyer, constitute or will constitute (as the case may be) legally and valid and binding obligations of Seller and each Seller Party, enforceable against each such party in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar Laws relating to creditors’ rights and general equity principles.

2.2. Status and Capitalization.

(a) Seller is a corporation duly formed, validly existing and in good standing under the laws of the British Virgin Islands, with the requisite corporate power and authority to carry on its business (including the Business) and to own or lease and to operate its properties and assets (including the Assets).

(b) Seller is duly qualified or licensed to do business and is in good standing in all jurisdictions in which Seller’s activities require qualification or licensing.

(c) Seller has made available to Buyer complete and correct copies of its Memorandum of Association and other organizational documents, in each case, as amended and in effect on the Effective Date.  Seller is not in violation of any of the provisions of its Memorandum of Association or other organizational documents.

(d) Schedule 2.2(d) sets forth as of the Effective Date all the stockholders of Seller and the shares held by each of such stockholders.  Except as set forth in or as contemplated by Schedule 2.2(d), as of the Effective Date there are no outstanding (i) interests or other voting or equity interests in Seller, (ii) securities of Seller convertible into or exercisable or exchangeable for interests or other voting or equity interests in Seller or (iii) options or other rights or agreements, commitments or understandings of any kind, to acquire from Seller, or other obligation of Seller to issue, transfer or sell, any interests of or other voting or equity interests in Seller or securities convertible into or exercisable or exchangeable for interests or other voting or equity interests in Seller.

(e) Except as set forth on Schedule 2.2(e), Seller does not own any equity interest in another legal entity.

2.3. No Conflicts, etc.

Except as set forth in Schedule 2.3, the execution, delivery and performance by Seller and each Seller Party of this Agreement and the Ancillary Agreements do not, and the consummation of the transactions contemplated hereby and thereby, do not, (i) violate or conflict with Seller’s Memorandum of Association, (ii) cause the material modification of any obligation under, create in any party the right to terminate, constitute a default or breach of, or violate or conflict with the terms, conditions or provisions of any Contract to which Seller and each Seller Party is a party; or (iii) result in a breach or violation by Seller of any of the terms, conditions or provisions of any Law or notice to any Governmental Authority.  No Governmental Approval or other Consent is required to be obtained by Seller and each Seller Party in connection with the execution and delivery of this Agreement and each Ancillary Agreement or the consummation or performance of the transactions contemplated hereunder and thereunder, except as provided in Schedule 2.3.

2.4. Financial Statements.  Annexed hereto as Schedule 2.4 are (i) the unaudited financial statements of Seller as at and for the period ended December 31, 2013 (the “Annual Financial Statements”), and (ii) the unaudited financial statements of Seller as at and for the quarter ending March, 2014 (the “Quarterly Financial Statements”), including in each of clauses (i) and (ii) a balance sheet and statements of income (the Annual Financial Statements, the Quarterly Financial Statements, and after the date of delivery thereof, the Subsequent Quarterly Financial Statements, collectively, the “Financial Statements”).  The Financial Statements have been prepared on a cash basis applied consistently throughout the periods indicated.  The Quarterly Financial Statements have been prepared in all material respects on a basis consistent with the Annual Financial Statements.  The Assets and the Excluded Assets, except for assets acquired or sold after December 31, 2013, in the ordinary course of business, or as permitted pursuant to the terms of this Agreement, constitute all the material assets included in the balance sheets included in the Annual Financial Statements as at December 31, 2013.  The statements of income included in the Annual Financial Statements present fairly in all material respects the results of operations and cash flows of the Business for the twelve month period ended December 31, 2013.

2.5. Absence of Undisclosed Liabilities.  Except as set forth in Schedule 2.5, Seller has not entered into any loan or credit agreement or arrangement with a bank, financial institution or other lender (a “Credit Agreement”), and Seller does not have any liabilities or obligations, whether known, unknown, absolute, accrued, contingent or otherwise, and whether due or to become due, arising out of or relating to the Business, except (a) as set forth in Schedule 2.5, (b) as and to the extent disclosed or reserved against in the Annual Financial Statements or specifically disclosed in the notes thereto; and (c) for liabilities and obligations that were incurred after December 31, 2013 in the ordinary course of business consistent with prior practice.

2.6. Absence of Changes.  Except as set forth in Schedule 2.6, since the Balance Sheet Date, Seller has conducted the Business in the ordinary course consistent with past practice and there has not been with respect to the Business:

(a) any event, development or state of circumstances directly relating to the Business, Assets or the employees, that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) any incurrence of any Indebtedness by Seller other than (i) in the ordinary course of business consistent with past practice or (ii) Indebtedness that would not constitute an Assumed Liability;

(c) any creation or other incurrence by Seller of any Lien on any material asset other than Permitted Liens or liens incurred in the normal and ordinary course of business consistent with past practice, all of which Permitted Liens and Liens are set forth on Schedule 2.6(c);

(d) any material damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Business or the Assets;

(e) any change in any method of accounting or accounting principles or practice by Seller or any revaluation of any material Assets;

(f) any (i) grant of any severance or termination pay to (or amendment to any existing arrangement with) any manager or officer of Seller or any employee or former employee, (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director or officer of Seller or any employee or former employee, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, option, restricted interest or other Seller Benefit Plan or arrangement covering any director or officer of Seller or any employee or former employee or (v) increase in compensation, bonus or other benefits payable to any director or officer of Seller or any employee or former employee;

(g) any capital expenditures, or commitments for capital expenditures, in an amount in excess of Ten Thousand Dollars ($10,000) in the aggregate;

(h) any material payments, discount activity or any other consideration to customers or suppliers, other than in the ordinary course of business consistent with past practice;

(i) any failure to pay or satisfy when due any material liability of Seller, other than where the amount or validity of such material liability is being contested by Seller in good faith;

(j) any sale, transfer, lease, exclusive and irrevocable license, or other disposition of any Asset, or any acquisition of a material amount of the assets of any other Person, except in each case, in the ordinary course of business consistent with past practice;

(k) any amendment, cancellation or compromise of any claim of Seller, or any commencement or settlement by Seller, of any Litigation, relating to the Business, the employees or the Assets involving amounts in excess of Ten Thousand Dollars ($10,000);

(l) any license or sublicense of, or any Lien (other than Permitted Liens) on any Owned Intellectual Property used in the Business other than in the ordinary course of business consistent with past practice; or

(m) any agreement or commitment to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Notwithstanding anything to the contrary in this Section 2.6, the Seller Parties may take any act necessary to effectuate the transactions contemplated by this Agreement.

2.7. Material Contracts.

(a) As of the Effective Date, except as disclosed in Schedule 2.7(a), neither Seller, the Assets nor any employees of Seller, in connection with the Business, are subject to or bound by:

(i) any agreement currently in effect relating to Indebtedness (in either case, whether incurred, assumed, guaranteed or secured by any Asset) and, excluding Indebtedness that is not an Assumed Liability;

(ii) any joint venture, partnership, limited liability company or other similar agreements currently in effect (including any agreement providing for joint research, development or marketing);

(iii) any agreement or series of related agreements currently in effect, including any option agreement, relating to the acquisition or disposition of any business line or material real property of Seller (whether by merger, sale of interests, sale of assets or otherwise);

(iv) any agreement currently in effect that (A) limits the freedom of Seller or the Business to compete in any line of business or with any Person or in any area or which would so limit the freedom of Buyer or the Business or Assets after the Closing or (B) imposes exclusivity obligations or restrictions upon Seller or the Business or that would be binding on Buyer or the Business or Assets after the Closing;

(v) any agreement, including open purchase orders in effect as of the date that is two (2) Business Days prior to the Effective Date (but excluding all other purchase orders), for the purchase of materials, supplies, goods, services, equipment or other assets providing for aggregate payments by Seller over the remaining term of such agreement or related agreements of Ten Thousand Dollars ($10,000) or more;

(vi) any sales, distribution, agency or other similar agreement currently in effect providing for the sale by Seller of materials, supplies, goods, services, equipment or other assets that provides for aggregate payments to Seller over the remaining term of the agreement of Ten Thousand Dollars ($10,000) or more;

(vii) any agreement (excluding those entered into in the ordinary course of business) currently in effect under which (A) any Person has guaranteed any liabilities or obligations of Seller or (B) Seller has guaranteed liabilities or obligations of any other Person (in each case other than endorsements for the purpose of collection in the ordinary course of business); and

(viii) any other agreement, commitment or arrangement that is (A) not made in the ordinary course of business consistent with prior practice or (B) material to the Assets or the Business, taken as a whole.

(b) Each agreement disclosed in the Schedules or required to be disclosed therein pursuant to this Section 2.7 or Sections  2.8, 2.9, 2.13 or 2.14 hereof (each a “Material Contract”) is a valid and binding agreement of Seller, and is in full force and effect, and neither Seller nor, to the Knowledge of Seller, any other party thereto is in default or breach in any material respect under the terms of, or except as contemplated herein, has provided any written notice of any intention to terminate or modify, any such Material Contract, and, to the Knowledge of Seller, or except as contemplated herein, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default thereunder or would result in a termination or modification thereof.

(c) Complete copies of (i) each Material Contract and (ii) all form contracts, agreements or instruments used in the Business and that are material to the Business have been made available to Buyer.

2.8. Assets.

(a) Title to Assets, Etc.  On the Effective Date, except as set forth on Schedule 2.8(a), Seller has, and on the Closing Date will have, good and valid title to, or otherwise has the right to use pursuant to a valid and enforceable lease, license or similar contractual arrangement, all of the Assets (except as may be disposed of in the ordinary course of business consistent with past practice on or following the Effective Date or in accordance with this Agreement), in each case free and clear of any Liens other than Permitted Liens.

(b) Sufficiency of Assets, etc.  Except as set forth in Schedule 2.8(b), the Assets, together with the assets available to Buyer pursuant to the Ancillary Agreements, and the employees, constitute all the assets, tangible and intangible, and all the employees used for the Business as currently conducted and as conducted as of the Closing Date. To the Knowledge of Seller, there are no facts or conditions affecting any material Assets which would reasonably be expected, individually or in the aggregate, to materially interfere with the current use, occupancy or operation of such Assets.  Except as set forth in Schedule 2.8(b), (i) Seller has conducted the Business only through Seller and not through any other divisions or any direct or indirect subsidiary or any Seller Affiliate and (ii) no part of the Business is operated by Seller through any entity other than Seller.

2.9. Intellectual Property.

(a) Owned Intellectual Property.  Schedule 2.9(a) lists all Intellectual Property owned by Seller or any Seller Affiliate used or held for use solely in connection with the Business as presently conducted (the “Owned Intellectual Property”) that is registered or subject to a pending application for registration or that is otherwise material to the Business, other than Trade Secrets.  Seller is the exclusive owner of the Owned Intellectual Property set forth in Schedule 2.9(a) and, to the Knowledge of Seller, of the Trade Secrets owned by Seller, free and clear of any Liens other than the Permitted Liens and except as set forth further on Schedule 2.9(a)(i). The Owned Intellectual Property together with the Intellectual Property used pursuant to the agreements set forth in Schedule 2.9(b) constitutes all of the Intellectual Property used or held for use in and material to the Business.  Immediately after the Closing, Buyer will own all of the Owned Intellectual Property and except as set forth on Schedule 2.9(a) will have a right to use all other Intellectual Property Assets, free from any Liens (other than Permitted Liens and Liens imposed as a result of Buyer’s or Buyer Affiliates’ actions) and, after Buyer timely and properly registers or records such transfers with the appropriate Governmental Authority, on the same terms and conditions as in effect prior to the Closing.

(b) Licenses and Other Agreements.  Schedule 2.9(b) sets forth all agreements (other than licenses for “off-the-shelf” software such as Microsoft Word) to which Seller or any Seller Affiliate is a party or by which Seller or any Seller Affiliate is otherwise bound that relate to Intellectual Property licensed from another Person that is used solely in connection with the Business.

(c) Licensed by Seller.  Schedule 2.9(c) sets forth the agreements material to the conduct of the Business and by which Seller (i) licenses Owned Intellectual Property to any other Person; or (ii) agreements otherwise transferring, granting or restricting the right to use Owned Intellectual Property.

(d) No Infringement.  To Seller’s Knowledge, (i) the conduct of the Business does not infringe the Intellectual Property rights of any Person, and (ii) none of the Owned Intellectual Property is being infringed by any Person without a license or permission from Seller.

(e) Domain Names.  Seller is the owner of the Domain Names set forth on Schedule 2.9(e) (by name, expiration date, and current registrar) free and clear, as of the Closing Date, of any written claims of third parties.

(f) Protection of Intellectual Property.  Except as set forth on Schedule 2.9(e), Seller or the applicable Seller Affiliate has taken the actions it has determined in its reasonable business judgment are necessary to protect the Owned Intellectual Property under applicable Law (including making and maintaining in force the filings, registrations and issuances it has determined are necessary).  Except as set forth on Schedule 2.9(e), Seller or the applicable Seller Affiliate has taken the actions it has determined in its reasonable business judgment are necessary to maintain the confidentiality of the confidential Intellectual Property used in the Business.  To the Knowledge of Seller, neither Seller nor any Seller Affiliate is using or enforcing any material Owned Intellectual Property in a manner that would reasonably be expected to result in the cancellation or unenforceability of such Owned Intellectual Property.

2.10. Litigation.  Except as set forth in Schedule 2.10, there is no Litigation pending or, to the Knowledge of Seller, threatened in writing against, or instituted by or on behalf of or directly affecting Seller in connection with the Business, the employees or the Assets, or relating to the transactions contemplated under this Agreement.  Except as set forth in Schedule 2.10, there are no settlement agreements or similar written agreements with any Governmental Authority and, to the Knowledge of Seller, no outstanding orders, judgments, stipulations, decrees, injunctions, determinations or awards issued by any Governmental Authority against or directly affecting Seller or the Business.

2.11. Compliance with Laws; Governmental Approvals; Permits.

(a) Seller and all of the Seller Affiliates are and have been in compliance in all material respects with, and have not been threatened in writing to be charged with or given written notice of, any material violation of any law, statute, ordinance, rule, regulation, judgment, injunction, order or decree (“Laws”) applicable to the Business or the Assets, except that compliance with Environmental Laws and Laws relating to Taxes is covered in Sections 2.12 and 2.15, respectively. Seller and, to Seller’s Knowledge, all of the Seller Affiliates are and have been in compliance in all material respects with, and have not been threatened in writing to be charged with or given written notice of, any material violation of any Laws applicable to the employees.

(b) Schedule 2.11(b) sets forth all Governmental Approvals and other Consents (other than Environmental Permits which are covered in Section 2.12) necessary for the conduct of the Business as currently conducted.  Except as set forth in Schedule 2.11(b), all such Governmental Approvals and Consents have been duly obtained and are in full force and effect, and Seller is in compliance in all material respects with each of such Governmental Approvals and Consents held by it with respect to the Assets, the employees and the Business.

(c) Schedule 2.11(c) correctly describes each license, franchise, permit, certificate, approval or other similar authorization (other than Environmental Permits which are covered in Section 2.12) issued by a Governmental Authority and held by Seller (the “Permits”) that are necessary for the conduct of the Business, as currently conducted by Seller, together with the name of the Government Authority or entity issuing such Permit, except for such Permits the failure of which to hold would not be, individually or in the aggregate, materially adverse to the Business, taken as a whole, or materially impair the ability of Seller to consummate the transactions contemplated hereby.  Except as set forth in Schedule 2.11(c), (i) such Permits are valid and in full force and effect, (ii) Seller is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, such Permits and (iii) none of such Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby.

2.12. Environmental Matters.  Except as set forth in Schedule 2.12, to Seller’s Knowledge, Seller has complied and is in compliance in all material respects with all applicable Environmental Laws with respect to the Assets or the operation of the Business and has obtained and is in compliance in all material respects with all applicable Environmental Permits with respect to the Business or the Assets.  No written notice of violation, notification of liability or potential liability or request for information has been received by Seller and no Litigation is pending or, to Seller’s knowledge, threatened in writing by any Person involving the Business or the Assets relating to or arising out of any Environmental Law.  To Seller’s knowledge, no written order naming Seller has been issued, and no penalty or fine has been assessed to Seller, involving the Business, the Assets or any real property leased by Seller relating to or arising out of any applicable Environmental Law.  All Hazardous Substances at any time used, generated or disposed of by Seller have been disposed of in accordance with Environmental Laws.

2.13. Employees; Labor Matters.  To Seller’s Knowledge, Seller has complied in all material respects, with applicable wage and hour, equal employment, safety, and other legal requirements relating to its employees.  Except as set forth on Schedule 2.13, Seller is not a party to or bound by any collective bargaining agreement, and there are no labor unions or other organizations or groups representing, or to Seller’s Knowledge, purporting to represent any employees.  Since January 1, 2013, there has not occurred or, to the Knowledge of Seller, been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar material labor activity which would affect the Business with respect to any employees.  Except as set forth on Schedule 2.13, there are no labor disputes currently subject to any grievance procedure, arbitration or litigation or, to the Knowledge of Seller, threatened with respect to any employee.

2.14. Employee Benefit Plans and Related Matters.

(a) Employee Benefit Plans.  Schedule 2.14(a) lists all of the material Seller Benefit Plans.  Except as set forth on Schedule 2.14(a), neither Seller, nor any Seller Affiliate, has communicated to any employee or former employee any intention or commitment to establish or implement any employee or retiree benefit or compensation arrangement.

(b) No Acceleration of Benefits.  Except as set forth in Schedule 2.14(b), the consummation of the transactions contemplated by this Agreement will not by itself entitle any employee or director or former employee or any independent contractor of the Business to severance or similar pay.

2.15. Taxes.

(a) Seller has (or by the Closing will have) duly and timely filed or caused to be filed all Tax Returns relating to the Business and the Assets required to be filed on or before the Closing Date, subject to any applicable extension period (“Covered Returns”).  All such Covered Returns are or will be true and correct in all material respects.  All Taxes with respect to Seller, the Business or the Assets required to be paid on or prior to the Closing Date have or will have been so paid, other than those amounts being contested in good faith as set forth on Schedule 2.15(a).  All Taxes required to be withheld by or on behalf of Seller or any Seller Affiliate in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other person with respect to the Business or the Assets (“Withholding Taxes”) have been withheld, and such withheld taxes have either been duly and timely paid to the proper Governmental Authorities or set aside in accounts for such purpose.  Seller is not a party to any tax sharing, indemnification or similar agreement with any Person.

(b) Except as set forth on Schedule 2.15(b), no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes or Withholding Taxes, and no power of attorney with respect to any such Taxes, has been filed with the IRS or any other Governmental Authority in respect of Seller or the Business.

(c) Other than in the ordinary course of business consistent with prior practice or as set forth on Schedule 2.15(c), (i) there are no Taxes or Withholding Taxes asserted in writing by any Governmental Authority to be due in respect of Seller, the Business or the Assets, (ii) no issue has been raised in writing by any Governmental Authority in the course of any open audit with respect to Taxes or Withholding Taxes concerning Seller, the Business or the Assets, (iii) no Taxes and no Withholding Taxes are currently under audit by any Governmental Authority and (iv) neither the IRS nor any other Governmental Authority is now asserting or, to the Knowledge of Seller, threatening to assert against Seller or any Seller Affiliate, any deficiency or claim for additional Taxes or any adjustment of Taxes.

(d) Buyer will not be required to deduct and withhold any amount pursuant to section 1445(a) of the Code as a result of any of the transactions effected pursuant to this Agreement and the Ancillary Agreements.

(e) Except as set forth on Schedule 2.15(e), there is no Litigation or administrative appeal pending or, to the Knowledge of the Seller, threatened against or relating to Seller, the Business, the Assets or any Seller Affiliate in connection with Taxes.

2.16. Customers and Suppliers.

(a) Schedule 2.16(a) lists (i) the names and the address provided by each customer that ordered products or services of the Business from Seller with an aggregate purchase price of Ten Thousand Dollars ($10,000) or more during either the year ended December 31, 2012, or the year ended December 31, 2013, or with an aggregate purchase price of Ten Thousand Dollars ($10,000) or more thereafter (a “Material Customer”), and (ii) the applicable amount of purchases by each such Material Customer during each such period.  Except as set forth on Schedule 2.16(a), from the Balance Sheet Date to the Effective Date, Seller has not received written notice that any Material Customer has materially reduced or will materially reduce the use of products or services of the Business.

(b) Schedule 2.16(b) lists (i) the name and the address provided by each supplier (including any Affiliates) from which Seller, individually or in the aggregate, ordered raw materials, supplies or other products or services of the Business with an aggregate purchase price of Ten Thousand Dollars ($10,000) or more during either the year ended December 31, 2012, or the year ended December 31, 2013, or with an aggregate purchase price of Ten Thousand Dollars ($10,000) or more thereafter (a “Material Supplier”), and (ii) the applicable amount of purchases from each such Material Supplier during each such period.  Except as set forth in Schedule 2.16(b) or as a result of general economic conditions or conditions generally affecting the industry in which the Business competes, from the Balance Sheet Date to the Effective Date, Seller has not received written notice that any Material Supplier has materially altered or will materially altered its relationship with Seller.

(c) Schedule 2.16(c) sets forth (i) each Warranty Statement that Seller currently issues to its customers in respect of the products associated with the Business (the “Seller Warranties”), (ii) the aggregate expenses incurred by Seller in fulfilling its obligations under Seller Warranties during each of the fiscal years covered by Seller’s Financial Statements and (iii) a detailed description of Seller’s past and current practices with respect to returns and allowances.  Except as listed on Schedule 2.16(c), none of the products manufactured, sold, or delivered by Seller has been the subject of any product recall since January 1, 2011 (which hereby expressly excludes a voluntary return or withdrawal of any product by an individual customer or group of customers).

2.17. Affiliate Transactions.

(a) Except as disclosed on Schedule 2.17(a), Seller has made available to Buyer copies of each agreement, contract, arrangement, understanding, transfer of assets or liabilities or other commitment or transaction, in each case since January 1, 2011, involving amounts in excess of Ten Thousand Dollars ($10,000), between Seller, on the one hand, and any Seller Affiliate or any stockholder, officer, director or employee of Seller or any Seller Affiliate (each a “Related Party”), on the other hand (a “Related Party Transaction”), other than any Related Party Transaction that is necessary to effectuate (i) the transactions contemplated by this Agreement, and (ii) the matters to be concluded after the Closing to effectuate the transactions contemplated under this Agreement.

(b) Except as set forth on Schedule 2.17(b), no manager, officer or director of Seller or any Seller Affiliate, (i) owns, directly or indirectly, and whether on an individual, joint or other basis, any equity interest in (x) any material property or asset, real or personal, tangible or intangible, used in or held for use in connection with or pertaining to the Business other than the Assets, or (y) any Person, that is a Material Supplier, Material Customer or competitor of the Business, or (ii) serves as an officer or director of any Person that is a Material Supplier, Material Customer or competitor of the Business.

2.18. Inventories.  The inventories included in the Balance Sheet were stated thereon at cost.  Since the Balance Sheet Date, the inventories of Seller have been maintained in the ordinary course of business consistent with prior practice.  As of the Closing Date, all such inventories will be owned free and clear of all Liens, except Permitted Liens.  All of the inventories recorded on the Balance Sheet consist of, and all inventories of Seller on the Closing Date will consist of, items of a quality usable or saleable in the normal course of business consistent with past practices, are or will be, subject to market conditions, in quantities sufficient for the normal operation of the business of Seller in accordance with past practice.  Other than in the ordinary course of business consistent with prior practice or as set forth on Schedule 2.7, Seller has no obligation to purchase any inventory.

2.19. Receivables.  All accounts receivable, notes receivable and other receivables (other than receivables collected since the Balance Sheet Date) reflected non the Balance Sheet are, and all accounts receivable and notes receivable arising from or otherwise relating to the Business of Seller as of the Closing Date will be, valid and genuine.  All accounts receivable, notes receivable and other receivables arising out of or relating to the business of Seller as of the Balance Sheet Date have been included in the Balance Sheet, and all accounts receivable, notes receivable and other receivables arising out of or relating to the Business as of the Closing Date will be included in the ordinary course of business consistent with prior practice.

2.20.           Investment Intent.  Seller has evaluated the risks of investing in the common stock of Buyer by receiving the Shares as partial consideration for the transactions contemplated under this Agreement, and has determined that the common stock of Buyer is a suitable investment.  Seller has determined that it can bear the economic risk of this investment and can afford a complete loss of its investment.  In evaluating the suitability of an investment in the common stock of Buyer, Seller acknowledges that Buyer has made available to it, during the course of this transaction and prior to the delivery of the Shares, the opportunity to ask questions of and receive answers from any of the officers of Buyer concerning the terms and conditions of the issuance of the Shares, and to obtain any documents or additional information necessary to verify the information provided to Seller or otherwise related to the financial data and business of Buyer, to the extent that such parties possessed such information or could acquire it without unreasonable effort or expense, and all such questions, if asked, have been answered satisfactorily and all such documents, if examined, have been found to be fully satisfactory. Seller is an “accredited investor” as defined in the Securities Act of 1933, as amended (“Securities Act”).

2.21.           Brokers; Finders.  Except for the services of YCDB Inc., whose fees will be paid by Seller, no investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of Seller, and no such Person is entitled to any fee or commission from Seller or any Seller Affiliate in connection with the transactions contemplated by this Agreement.

2.22.           Disclosure.  To the Knowledge of Seller, no representation or warranty in this Agreement contains any untrue statement of a material fact or omits to state any statement necessary to make the representations and warranties made herein not misleading in light of the circumstances under which they were made.

2.23.           Other Representations and Warranties.  Except for the representations and warranties contained in this Article II (as modified by the Schedules hereto, as applicable), neither Seller nor any other Person makes any other express or implied representation or warranty with respect Seller or the transactions contemplated by this Agreement, and Seller disclaims any other representations or warranties, whether made by Seller, the Selling Parties or any of their respective Affiliates, officers, directors, employees, agents or representatives.  Except for the representations and warranties contained in Article II hereof (as modified by the Schedules hereto, as applicable), Seller and the Selling Parties hereby disclaim all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Buyer or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Buyer by any manager, officer, employee, agent, consultant, or representative of Seller or the Selling Party or any of their respective Affiliates).  Seller and the Selling Parties make no representations or warranties to Buyer regarding the probable success or profitability of Seller.  The disclosure of any matter or item in any schedule hereto shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed.

ARTICLE III

Representations and Warranties of Victory and Buyer

As of the Effective Date and as of the Closing Date, Victory and Buyer, jointly and severally, represent and warrants to Seller as follows:

3.1. Status; Authorization, etc.  Victory is a corporation duly organized, validly existing and in good standing, under the laws of the State of Nevada with full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform fully its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  Buyer is a corporation duly organized, validly existing and in good standing, under the laws of the State of Delaware with full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform fully its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by Buyer and Victory of this Agreement and each of the Ancillary Agreements to which they are a party, the performance of Buyer and Victory of their respective obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action of Buyer and Victory.  Buyer and Victory have duly executed and delivered this Agreement and on the Closing Date Buyer and Victory will have duly executed and delivered the Ancillary Agreements to which they are a party (other than those that are required to be executed as of the Effective Date).  This Agreement is, and on the Closing Date, each of the Ancillary Agreements to which Buyer and Victory are a party, will be, valid and legally binding obligations of Buyer and Victory, enforceable against Buyer and Victory in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar Laws relating to creditors’ rights and to general equity principles.

3.2. No Conflicts, etc.  The execution, delivery and performance by Buyer and Victory of this Agreement and each of the Ancillary Agreements to which they are a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a violation of or under (with or without the giving of notice or the lapse of time, or both) (i) the certificate of incorporation or bylaws or other organizational documents of Buyer or Victory, (ii) any Law applicable to Buyer or Victory or any of their properties or assets or (iii) any contract, agreement or other instrument applicable to Buyer or Victory or any of their properties or assets, except, in the case of clause (iii), for violations and defaults that, individually and in the aggregate, have not and will not materially impair the ability of Buyer or Victory to perform their respective obligations under this Agreement or under any of the Ancillary Agreements to which they are a party.  No Governmental Approval or other Consent is required to be obtained or made by Buyer or Victory in connection with the execution and delivery of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

3.3. Litigation.  Except as disclosed in the Victory SEC Reports (as defined below), there is no Litigation pending, or to Buyer’s Knowledge threatened, against or affecting Buyer or Victory relating to (i) the transactions contemplated under this Agreement or the Ancillary Agreements; or (ii) Buyer’s or Victory’s properties and/or assets (including, without limitation, the Shares or any other shares of Buyer’s or Victory’s common or preferred stock).

3.4. Brokers; Finders.  Except for the services of Fields Texas Limited, L.L.C., whose fees will be paid by Buyer or Victory, no investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of Buyer or Victory, and no such Person is entitled to any fee or commission from Seller or any Seller Affiliate in connection with the transactions contemplated by this Agreement.

3.5. Sufficiency of Funds.  Buyer or Victory possess or have immediate access to sufficient cash funds to consummate the transactions contemplated by this Agreement.

3.6. SEC Reports.  Victory has filed all required registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the Securities Exchange Commission (“SEC”) since January 1, 2013 (“Victory SEC Reports”).  As of their respective dates, the Victory SEC Reports (a) were prepared in accordance and complied in all material respects with the requirements of all Securities Laws applicable to such Victory SEC Reports, and (b) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  None of Victory’s subsidiaries is required to file any forms, reports or other documents with the SEC.

3.7. Registration Statement.  Any registration statement (including any amendments or supplements thereto) (“Registration Statement”) relating to the Shares when filed with the SEC pursuant to the Securities Act, will comply as to form in all material respects with the Securities Act and all other applicable Laws, and at the time the Registration Statement becomes effective, the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

3.8. Absence of Buyer Material Adverse Effect. Since the date of the latest Victory SEC Report, there has not occurred a material adverse effect on the assets, properties, results of operations, condition (financial or otherwise), or business of Victory or its Affiliates (taken as a whole) or any event, change, circumstance or development (whether or not arising in the ordinary course of business) which has had or could reasonably be expected to have, individually or in the aggregate, such a material adverse effect.

3.9. Victory Financial Statements.  The financial statements of Victory included in the Victory SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of Victory and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements to normal year-end adjustments).

3.10.           Victory Common Stock.  The Shares issued pursuant to Section 1.7 of this Agreement will be duly authorized, validly issued, fully paid, and nonassessable when issued to Seller.

3.11.           Disclosure.                      To the Knowledge of Buyer, no representation or warranty in this Agreement contains any untrue statement of a material fact or omits to state any statement necessary to make the representations and warranties made herein not misleading in light of the circumstances under which they were made.

ARTICLE IV

Covenants

4.1. Covenants of Seller.

4.1.1. Conduct of Business.  From the Effective Date until the Closing, the Seller Parties shall, except as otherwise contemplated herein or under the Ancillary Agreements, conduct the Business in the ordinary course consistent with past practice and use reasonable efforts to preserve intact the Business, the Assets and the relationships of Seller with its customers, suppliers and others having business dealings with them, and make available the services of the employees.  Without limiting the generality of the foregoing, from the Effective Date until the Closing, except as otherwise required or contemplated by this Agreement or the Ancillary Agreements or as set forth on Schedule 4.1.1, without the consent of Buyer, Seller shall not, with respect to the Business or the Assets:

(a) merge or consolidate with any other Person;

(b) enter into, assume, terminate or amend any Material Contract or any agreement that would be a Material Contract, other than (i) Material Contracts entered into in the ordinary course of business consistent with past practice and providing for payments over the term of such agreements of no more than Ten Thousand Dollars ($10,000) with respect to any single agreement and One Hundred Thousand Dollars ($100,000) in the aggregate and (ii) Material Contracts necessary to cause all Assets owned by Global Northern Trading Ltd. to be transferred to Seller prior to Closing;

(c) incur any Indebtedness, other than deposits or advances made in the ordinary course by customers, or trade accounts payable and short-term working capital financing, in each case, incurred in the ordinary course of business consistent with past practice;

(d) make any capital expenditures, or commitments for capital expenditures, in an amount in excess of One Hundred Thousand Dollars ($100,000) in the aggregate;

(e) forgive, cancel or compromise any debt or claim, or waive or release any right of material value with respect to the Business;

(f) fail to pay or satisfy when due any material liability of the Business (other than any such liability that is being contested in good faith);

(g) settle or compromise any on-going material Litigation with respect to the Business;

(h) sell, transfer, lease, exclusively and irrevocably license, or otherwise dispose of any Asset, or acquire assets of any other Person, except for inventory purchased or sold in the ordinary course of business consistent with past practice;

(i) license, sublicense or subject to any Lien (other than Permitted Liens) any Owned Intellectual Property used in the Business other than in the ordinary course of business consistent with past practice;

(j) except as expressly permitted under this Section 4.1.1, take any action or omit to take any action if, as a result of such action or omission, any representation and warranty (other than representations and warranties that speak as of a particular date) of Seller hereunder would become materially inaccurate in any respect at, or as of any time prior to, the Closing, and Seller shall take or omit to take any such action;

(k) agree or commit to do any of the foregoing; and

(l) (A) hire any employees, (B) enter into any arrangement with or for the benefit of any employee or former employee, or (C) grant any equity or equity-based award.

4.1.2. No Solicitation.  Until the Closing Date, neither any Seller Party nor any Seller Affiliate, or any Person acting on their behalf shall directly or indirectly (i) solicit, initiate, entertain or encourage any inquiries or proposals for, or enter into or hold any discussions with respect to, the transfer of any Assets or any portion of the Business, other than with respect to inventory sold in the ordinary course of business consistent with past practice or (ii) furnish or cause to be furnished any non-public information concerning the Business to any Person (other than Buyer and its agents, representatives and financing sources), other than in the ordinary course of business consistent with past practice or pursuant to applicable Law and after prior written notice to Buyer.

4.1.3. Access and Information.

(a) From the Effective Date until the Closing Date, and upon Buyer providing Seller written notice at least one (1) Business Day in advance, Seller will (and will cause each Seller Affiliate and its respective accountants, counsel, consultants, employees and agents to) afford Buyer, Buyer Affiliates and their respective investors, lenders, accountants, counsel, consultants, employees and agents (collectively, “Representatives”), reasonable access to, during normal business hours, all documents, records, work papers and information with respect to properties, assets, books, contracts, commitments, Governmental Approvals, reports and records of Seller or a Seller Affiliate relating to the Business or the Assets, as Buyer or any Buyer Affiliate shall from time to time reasonably request in writing.

(b) On or prior to the Closing Date, Seller shall, at Seller’s sole expense, deliver to Buyer, originals or copies of the Financial Records; provided, however, that for a period of seven (7) years commencing on the Closing Date, Seller shall make available to Buyer the original forms of the Financial Records (i) that were not previously delivered to Buyer for the purposes of any audit of the Business by Buyer, or (ii) otherwise as reasonably requested in writing by Buyer.

(c) To the extent Seller does not provide Buyer with the original form of the Books and Records on or prior to the Closing Date, for a period of seven (7) years commencing on the Closing Date, Seller will retain and not dispose of or permit the disposal of such Books and Records without first giving sixty (60) days’ prior notice to Buyer offering to deliver the same to Buyer at Buyer’s sole expense.

4.1.4. Financial Statements.  Notwithstanding anything to the contrary in Section 4.1.3, Buyer shall be entitled to inspect the Financial Records of Seller (whether such Financial Records are held by Seller or a Seller Affiliate) for the period covered by such Financial Records from the date of the Quarterly Financial Statements until the Closing.

4.1.5. Public Announcements.  Seller shall not, nor shall it permit any Seller Affiliate to, make any public announcement in respect of this Agreement or the transactions contemplated under this Agreement or the Ancillary Agreements, except as required by Law, and after prior express written consent by Buyer.

4.1.6. Further Actions.

(a) The Seller Parties agree to use commercially reasonable efforts to consummate the transactions contemplated under this Agreement and the Ancillary Agreements by the Closing Date.

(b) The Seller Parties will, as promptly as practicable, prepare, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by any of them pursuant to applicable Law in connection with this Agreement, the Ancillary Agreements and the consummation of the other transactions contemplated hereby and thereby.

(c) Seller, as promptly as practicable, will use its commercially reasonable efforts to obtain, or cause to be obtained, the Consents (including all Governmental Approvals, Permits and any Consents required under any Assigned Contract) necessary to be obtained by Seller or a Seller Affiliate in order to consummate the sale and transfer of the Assets pursuant to this Agreement and other transactions contemplated hereby and by the Ancillary Agreements.

(d) Each Seller Party will, and will cause each Seller Affiliate to, coordinate and cooperate with Buyer in exchanging such information and supplying such assistance as may be reasonably requested by Buyer in connection with the filings and other actions contemplated by Section 4.2.2.

(e) From the Effective Date until the Closing Date, each Seller Party shall, upon becoming aware of, promptly notify Buyer in writing of: (i) any circumstance, event or action such Seller Party becomes aware of, the existence, occurrence or taking of which (A) has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in or would reasonably be expected to result in any representation or warranty made by such Seller Party hereunder not being true and correct or (C) would reasonably be expected to result in the failure of any of the conditions set forth in Article V to be satisfied, (ii) any notice or other communication received by such Seller Party, from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, (iii) any notice or other communication received by such Seller Party from any Governmental Authority in connection with the transactions contemplated by this Agreement or any of the Assets, and (iv) any Litigation commenced or, to the Knowledge of Seller, threatened in writing against, relating to or involving or otherwise directly affecting any of the Seller Parties or a Seller Affiliate, which if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 2.10 or that relate to the consummation of the transactions contemplated by this Agreement.  Buyer’s receipt of information pursuant to this Section 4.1.6(e) or otherwise shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Seller Parties in this Agreement.

(f) From the Effective Date until the Closing Date, each Seller Party shall, upon becoming aware of Seller’s having entered into a Contract that would have been a Material Contract if it had been entered into immediately prior to the Effective Date, deliver a copy of such Contract (an “Additional Material Contract”) to Buyer, together with such information as the Seller Parties would have been obligated to provide if such Additional Material Contract had been entered into immediately prior to the Effective Date.  The Seller Parties shall provide Buyer promptly with such additional information with respect to each such Additional Material Contract and the parties thereto as Buyer reasonably requests in writing. Buyer shall have the right, exercisable from time to time until the Closing, to designate one or more of such Additional Material Contracts as Assigned Contracts, and thereafter such Additional Material Contracts shall be deemed to be Assigned Contracts.  No additional consideration shall be payable on account of any such inclusion of one or more of such Additional Material Contracts as Assigned Contracts.

(g) The Seller Parties shall cause all Assets owned by Global Northern Trading Ltd. to be transferred to Seller prior to Closing.

4.1.7. Further Assurances.  Following the Closing Date, each Seller Party, shall, and shall cause each Seller Affiliate to, from time to time, to, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Buyer, to confirm and assure the rights and obligations provided for in this Agreement and in the Ancillary Agreements and render effective the consummation of the transactions contemplated hereby and thereby.

4.1.8. Use of Business Name.  Following the Closing Date, Seller will not, and will not permit any Seller Affiliate to directly or indirectly, use or do business, or assist any third party in using or doing business, under the names and marks set forth on Schedule 4.1.8.

4.1.9. Insurance.

(a) Schedule 4.1.9 sets forth all insurance policies (including bonds and other similar instruments) currently in effect, relating to the Assets or the Business (the “Insurance Policies”). Seller shall maintain or cause to be maintained through the Closing Date, the Insurance Policies.  If Buyer requests at least ten (10) days prior to the Closing Date, Seller shall purchase or cause to be purchased, at Buyer’s expense, an extended reporting period with respect to such Insurance Policies, to the extent available.  Following the Closing Date, Seller shall (i) not seek to change any rights or obligations of the Business under such insurance, (ii) cooperate with Buyer in making claims under such insurance, and (iii) promptly pay over to Buyer any amounts that Seller or any Seller Affiliate may receive under such insurance in respect of losses experienced by the Business.  Seller shall cause Buyer to be named, at no cost to Buyer, as an additional insured under such Insurance Policies designated by Buyer for the period commencing on the Closing Date and Seller shall cause such Insurance Policies designated by Buyer to be assigned to Buyer, at no cost to Buyer, if such Insurance Policies are assignable.

(b)           Prior to the Closing Date, Seller shall deliver to Buyer (i) copies of all of the Insurance Policies (as amended) in effect at the time of the Closing and (ii) a certificate of insurance for the Insurance Policies, certifying that such Insurance Policies are in full force and effect as of the date specified on the certificate (such date to be prior to the Closing Date, but no more than ten (10) days prior to the Closing Date).

4.1.10. Ancillary Agreements.  Prior to or contemporaneously with the Closing, Seller shall, and shall cause each Seller Affiliate to, enter into each of the Ancillary Agreements to which that Seller and each Seller Affiliate is a party.

4.1.11. Seller’s Environmental Compliance.  Seller acknowledges and agrees that Seller shall be responsible for, at Seller’s sole cost and expense, taking all necessary and required action in connection with, arising from or relating to compliance with the provisions of all Environmental Laws (as hereinafter defined) in connection with the transaction contemplated hereunder.

4.1.12. Transition.  For a reasonable period following the Closing, the Seller Parties shall use their commercially reasonable efforts, at Buyer’s sole expense, to encourage Seller’s customers, clients, suppliers, and other business associates to maintain the same business relationships with Buyer after the Closing as they maintained with Seller prior to the Closing.  The Seller Parties will promptly refer to Buyer all customer inquiries relating to the Business.  The Seller Parties agree to use their commercially reasonable efforts to take such actions as may be necessary to entitle Buyer to use Seller’s telephone numbers, domain names, website and e-mail addresses identified in Section 1.1.  The Seller Parties agree to promptly forward to Buyer any mail or e-mails received by them after the Closing that relate to the Assets, the Assumed Liabilities or the operation of the Business after the Closing or otherwise properly relates to the Buyer and not the Seller Parties.

4.1.13. Employee and Independent Contractor Payments.  Seller will retain all obligations and liabilities arising prior to the Closing Date that it may have with respect to any employee and independent contractor relating to the Business.

4.1.14. Assignment of Cash.  Seller agrees to promptly turn over to Buyer any funds it receives after the Closing in connection with the operation of the Business following the Closing.

4.1.15. Seller’s Existence.  Until Seller has satisfied its obligations pursuant to this Agreement, Seller shall continue to validly exist as a corporation, in good standing under the laws of the British Virgin Islands, and Seller shall take all necessary action, including the payment of any filing and other fees to maintain such existence.

4.1.16. Tax Returns; Liability for Transfer Taxes and Fees.

(a) All sales (including, without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees (“Transfer Taxes”) arising out the transfer of the Assets to Buyer shall be borne by Seller.

(b) If requested by Seller, Buyer agrees to provide to Seller a “sale for resale” certificate in a form acceptable to Seller certifying with respect to applicable Inventory and other purchased property and assets as to Buyer’s purchasing of such assets with an intent to resell them in the form purchased so as to qualify such sale for exemption from otherwise applicable sales and/or use tax collection obligations applicable to Seller.

(c) The Seller Parties will prepare and timely file all Tax Returns to be filed with respect to Seller for 2013 and 2014 and will provide Buyer copies of all such Tax Returns promptly after such Tax Returns are filled.

4.1.17. Disclosure Schedules.  The Seller Parties shall promptly (and in any case prior to the Closing) supplement the Schedules (each, a “Supplement”) to this Agreement if events occur prior to the Closing that would have been required to be disclosed had they existed at the time of executing this Agreement.  No Supplement shall be deemed to cure any breach which would otherwise have existed if the Seller Parties had not delivered such Supplement for purposes of determining the satisfaction of the conditions set forth in Article V. If, however, the Closing occurs, the Supplements shall be deemed to cure any breach which would otherwise have existed if the Seller Parties had not delivered such Supplement.

4.1.18.                      Reasonable Efforts.  Subject to the terms and conditions of this Agreement, Seller hereby agrees to use all reasonable efforts to promptly take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements including the satisfaction of all conditions hereto.

4.2. Covenants of Buyer and Victory.

4.2.1. Public Announcements.  Neither Buyer or Victory shall, or shall permit any Buyer Affiliates to, make any public announcement in respect of this Agreement or the transactions contemplated under this Agreement or the Ancillary Agreements, except as required by applicable Law, without first obtaining the prior written consent of Seller.

4.2.2. Further Actions.

(a) Buyer and Victory agree to use reasonable efforts to consummate the transactions contemplated under this Agreement and the Ancillary Agreements by the Closing Date.

(b) Buyer and Victory will, as promptly as practicable, prepare, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by Buyer and Victory pursuant to applicable Law or an Assigned Contract (to the extent required to obtain any Consent) in connection with this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

(c) Buyer and Victory will coordinate and cooperate with Seller in exchanging such information and supplying such reasonable assistance as may be reasonably requested by Seller in connection with the filings and other actions contemplated by Section 4.1.6.

(d) Buyer will discharge, or will cause the discharge of, the Assumed Liabilities, as and when the same shall become due and payable.

4.2.3. Further Assurances.  Following the Closing, Buyer and Victory shall, and shall cause Buyer Affiliates, from time to time, to execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Seller, to confirm and assure the rights and obligations provided for in this Agreement and in the Ancillary Agreements and render effective the consummation of the transactions contemplated hereby and thereby.

4.2.4. Access to Information.  To the extent that Seller provides Buyer with the original form of the Books and Records under Section 1.1, for a period of seven (7) years, commencing on the Closing Date, Seller shall, upon written notice to Buyer setting forth a commercially reasonable purpose, be entitled to inspect and make copies of, at Seller’s expense, such original Books and Records.

           4.2.5.           Reasonable Efforts.  Subject to the terms and conditions of this Agreement, Buyer and Victory hereby agree to use all reasonable efforts to promptly take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements including the satisfaction of all conditions hereto.

4.2.6. Hiring of Employees and Independent Contractors.  On the Closing Date, Seller shall terminate the engagement of the independent contractors listed in Schedule 4.2.6 and Buyer or Victory shall make good faith offers of employment to all of those independent contractors on terms and for compensation substantially similar to that provided by Seller immediately prior to the Closing.

ARTICLE V

Conditions Precedent

5.1. Conditions to Obligations of Each Party.  The obligations of the parties to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

5.1.1. No Injunction, etc.  Consummation of the transactions contemplated hereby or by the Ancillary Agreements shall not have been restrained, enjoined or otherwise prohibited by any applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority, and no proceeding challenging the transaction shall have been initiated or threatened in writing by a party that has retained counsel.  No court or other Governmental Authority shall have determined any applicable Law to make illegal the consummation of the transactions contemplated hereby or by the Ancillary Agreements, and no proceeding with respect to the application of any such applicable Law to such effect shall be pending.

5.2. Conditions to Obligations of Buyer and Victory.  The obligations of Buyer and Victory to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by Buyer and Victory) on or prior to the Closing Date of the following additional conditions:

5.2.1. Representations, Performance.  The representations and warranties of the Seller Parties contained in this Agreement and the Ancillary Agreements shall be true and correct at and as of the Effective Date (x) in the case of any other representation or warranty (other than the representations and warranties referenced in clause (y)) unless the breach or inaccuracy of such representations and warranties would not have, individually or in the aggregate, a Material Adverse Effect and (y) in all respects in the case of any representation or warranty contained in Sections 2.1, 2.3, 2.4, 2.5, 2.6, 2.8(a), 2.11, 2.12 and 2.15.  The representations and warranties of the Seller Parties contained in this Agreement and the Ancillary Agreements shall be true and correct on and as of the Closing Date with the same effect as though made on and as of such date, unless the representation or warranty speaks as of a particular date other than the Effective Date or the Closing Date, (x) in all respects in the case of any other representation or warranty (other than the representations and warranties referenced in clause (y)) unless the breach or inaccuracy of such representations and warranties would not have, individually or in the aggregate, a Material Adverse Effect  and (y) in all respects in the case of any representation or warranty contained in Sections 2.1, 2.3, 2.4, 2.5, 2.6, 2.8(a), 2.11, 2.12 and 2.15. Subject to Section 5.2.2, each Seller Party and each Seller Affiliate shall have duly performed and complied in all respects with all agreements, covenants and conditions required by this Agreement and each of the Ancillary Agreements to be performed or complied with by it prior to or on the Closing Date, unless the failure to perform or comply would not have, individually or in the aggregate, a Material Adverse Effect.  Each Seller Party shall have delivered to Buyer a certificate, dated the Closing Date and signed by him (if an individual) or its duly authorized officers (if not an individual), to the foregoing effect.

5.2.2. Consents.  Seller shall have obtained and shall have delivered to Buyer copies of (i) all Governmental Approvals and Permits (including Environmental Permits) required to be obtained by Seller and each Seller Affiliate in connection with the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby and (ii) all Consents (including, without limitation, all Consents required under any Assigned Contract) necessary to be obtained in order to consummate the sale and transfer of the Assets pursuant to this Agreement and the Ancillary Agreements and the consummation of the other transactions contemplated hereby and thereby.

5.2.3. No Material Adverse Effect.  No event, development or state of circumstances shall have occurred or come to exist since the Balance Sheet Date that, individually or in the aggregate, constitutes or results in, or would reasonably be expected to constitute or result in a Material Adverse Effect.  Seller, during the period beginning on the Effective Date and ending on the Closing, shall have continued to achieve sales, fulfill orders, bill revenues, collect its Accounts Receivable and paid its vendors and liabilities in its normal course, consistent with its past practices.

5.2.4. Transfer Documents.  Seller shall have delivered to Buyer at the Closing all documents, certificates and agreements necessary to transfer to Buyer good and marketable title to the Assets, free and clear of any and all Liens thereon, other than Permitted Liens, including without limitation:

(a) the Bill of Sale, in a form mutually acceptable to the parties (the “Bill of Sale”), executed and dated the Closing Date, with respect to the Assets, including (i) the Inventory set forth on Schedule 1.1 and (ii) the Accounts Receivable set forth on Schedule 1.1, in each case dated as of the date that is one (1) day prior to the Closing Date; and

(b) assignments of all Assigned Contracts, in a form mutually acceptable to the parties (the “Assignment of Contracts”), assignments of Owned Intellectual Property for which applications or registrations are maintained, in a form mutually acceptable to the parties (the “Assignments of Intellectual Property”), and assignments of any other agreements and instruments constituting Assets, in a form mutually acceptable to the parties (the “General Assignments”), dated the Closing Date, assigning to Buyer all of Seller’s right, title and interest therein and thereto, with any required Consent endorsed thereon.

5.2.5. Certificate of Insurance.  Buyer shall have received certificates of insurances for the Insurance Policies, required under Section 4.1.9, certifying that such Insurance Policies are in full force and effect as of the date specified on the certificate (such date to be prior to the Closing Date, but no more than ten (10) days prior to the Closing Date). Seller shall have caused Buyer to be named, at no cost to Buyer, as an additional insured under the Insurance Policies designated by Buyer under Section 4.1.9 for the period commencing on the Closing Date and Seller shall have caused the Insurance Policies designated by Buyer under Section 4.1.9 to be assigned to Buyer, at no cost to Buyer

5.2.6. Financing.  The Buyer or Victory shall have received financing, in forms and substance satisfactory to Buyer and Victory, in an amount equal to at least the Closing Cash Payment.

5.2.7. Financial Records.  Buyer shall have received copies of the Financial Records.

5.2.8. Liens.  Any and all Liens on any of the Assets shall have been released and all security agreements with respect to Seller or any of the Assets shall have been terminated.

5.2.9. Asset Transfers.  The Seller Parties shall have caused all Assets owned by Global Northern Trading Ltd. to be transferred to Seller.

5.2.10. Distributors Letter.  The Seller shall have delivered to the Buyer a letter agreement substantially in the form annexed hereto as Exhibit 5.2.10 (the “Distributors Letter”), signed by each of the Seller’s distributors agreeing to direct all payments arising from and after the Closing Date and relating solely to the Business from such distributors otherwise due to the Seller to a bank account designated by Victory.

5.3. Conditions to Obligations of Seller.  The obligation of the Seller Parties to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by Seller), on or prior to the Closing Date, of the following additional conditions:

5.3.1. Representations, Performance, etc.  The representations and warranties of Buyer contained in this Agreement and the Ancillary Agreements (i) shall be true and correct at and as of the Effective Date in all material respects and (ii) shall be true and correct on and as of the Closing Date with the same effect as though made on and as of such date in all respects. Buyer and Victory shall have duly performed and complied in all respects with all agreements, covenants and conditions required by this Agreement and each of the Ancillary Agreements to which they are a party, to be performed or complied with by them prior to or on the Closing Date. Buyer shall have delivered to Seller a certificate, dated the Closing Date and signed by its duly authorized officer, to the foregoing effect.

5.3.2. Ancillary Agreements.  Each of Buyer, Victory, Seller and all other applicable parties shall have entered into each of the Ancillary Agreements to which it is a party.

ARTICLE VI

Closing Deliveries

6.1. Seller’s Deliveries.  At the Closing, the Seller Parties shall deliver or cause to be delivered to Buyer the following:

(a) the Bill of Sale executed by Seller and dated the Closing Date;

(b) the Assignment of Contracts executed by Seller and dated the Closing Date;

(c) the Assignments of Owned Intellectual Property for which applications or registrations are maintained and executed by Seller and dated the Closing Date;

(d) the General Assignments, with any required Consent endorsed thereon executed by Seller and dated the Closing Date;

(e) employment agreements substantially in the form annexed hereto as Exhibit 6.1(e) (the “Employment Agreements”) executed by each of Keer and Brian Phillips dated the Closing Date;

(f) option agreements substantially in the form annexed hereto as Exhibit 6.1(f) (the “Option Agreements”) executed by each of the distributors of the Business and Buyer and dated the Closing Date;

(g) registration rights agreement substantially in the form annexed hereto as Exhibit 6.1(g) (the “Registration Rights Agreement”) executed by Seller and Victory dated the Closing Date;

(h) a long-form good standing certificate of Seller issued by the applicable authority in the British Virgin Islands dated not more than ten (10) days prior to the Closing and attesting to the existence and good standing of Seller;

(i) a certificate of the Secretary of Seller dated the Closing Date annexing (i) the Memorandum of Association of Seller as in effect on the Closing Date, (ii) the resolutions authorizing the transactions contemplated by this Agreement, and certifying that such resolutions have not been amended, modified or cancelled and (iii) the incumbency of certain officers of Seller and specimen signatures of those officers of Seller executing documents;

(j) the certificate of each Seller Party referred to in the last sentence of Section 5.2.1;

(k) copies of the Governmental Approvals referred to in Section 5.2.2(a) (if any);

(l) copies of the consents referred to in Section 5.2.2(a);

(m) copies of UCC-3 termination statements extinguishing all Liens, other than Permitted Liens, on the Assets (if any);

(n) a full listing of all Inventory on Schedule 1.1 and evidence of the delivery of the Inventory;

(o) a listing of all accounts payable of Seller as of the Closing;

(p) a schedule of all open purchase orders in effect as of the date that is two (2) Business Days prior to the Closing Effective Date (but excluding all other purchase orders), for the purchase of materials, supplies, goods, services, equipment or other assets providing for aggregate payments by Seller over the remaining term of such agreement or related agreements of Fifty Thousand Dollars ($50,000) or more (all such purchase orders shall be deemed to be Additional Material Contracts);

(q) a listing of all Accounts Receivable of Seller as of the Closing;

(r) copies or originals of all Books and Records;

(s) the Distributors Letter executed by the Seller and each of its distributors; and

(t) such other documents or certificates as are reasonably requested by Buyer to consummate the transactions contemplated hereby.

6.2 Buyer’s Deliveries.  At the Closing Buyer or Victory shall deliver or cause to be delivered to Seller the following:

(a) the Closing Cash Payment;

(b) the Assignment of Contracts executed by Buyer and dated the Closing Date;

(c) the Assignments of Owned Intellectual Property for which applications or registrations are maintained and which are executed by Buyer and dated the Closing Date;

(d) the Employment Agreements executed by Buyer and dated the Closing Date;

(e) the Option Agreements;

(f) the Registration Rights Agreement;

(g) a certificate of the Secretary of Buyer dated the Closing Date annexing (i) the certificate of formation, as amended and the Operating Agreement of Buyer as in effect on the Closing Date, (ii) the resolutions authorizing the transactions contemplated by this Agreement, and certifying that such resolutions have not been amended, modified or cancelled and (iii) the incumbency of certain officers of Buyer and specimen signatures of those officers of Buyer executing documents;

(h) the certificate of Buyer referred to in the last sentence of Section 5.3.1;

(i) a stock certificate evidencing the Shares (or commercially acceptable electronic entry notification); and

(j) such other documents or certificates as are reasonably requested by Seller to consummate the transactions contemplated hereby.

ARTICLE VII

Termination

7.1. Termination.  This Agreement may be terminated at any time prior to the Closing Date:

(a) by the written agreement of Buyer and Seller; or

(b) by Buyer (i) if there has been a material breach by Seller of any of its representations, warranties or covenants contained in this Agreement, or (ii) if any condition set forth in Sections 5.1 or 5.2 hereof shall not be met or becomes impossible to fulfill on or before July 31, 2014 (the “Termination Date”) unless such fulfillment has been made impossible by any act or failure to act of Buyer;

(c) by Seller (i) if there has been a material breach by Buyer of any of its representations, warranties or covenants contained in this Agreement, or (ii) if any condition set forth in Sections 5.1 or 5.3 hereof shall not be met or becomes impossible to fulfill on or before the Termination Date unless such fulfillment has been made impossible by any act or failure to act of Seller.

7.2. Effect of Termination.  In the event of the termination of this Agreement pursuant to the provisions of Section 7.1, this Agreement (other than the last sentence of this Section and Section 8.3) shall become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, members or Affiliates, except for any liability resulting from such party’s breach of this Agreement.  If this Agreement is terminated as provided herein, each party will redeliver all Confidential Information, Intellectual Property, documents, work papers and any other tangible materials in its possession or control relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same, and each party shall abide by the terms of any confidentiality agreement relating thereto.

ARTICLE VIII

Non-Competition, Non-Solicitation and Non-Disclosure

8.1. Non-Competition.  Each Seller Party agrees that it shall not, and it shall take all commercially reasonable efforts to cause its spouse, children, Affiliates and its and their directors, managers, officers and equityholders to not, whether or not for compensation, directly or indirectly, individually or as an officer, member, manager, trustee, employee, consultant, advisor, partner, proprietor or otherwise, for a period commencing on the Closing Date and ending twenty-four (24) months after the Closing Date (the “Restricted Period”) participate or engage in or provide any services to, or have any direct or indirect interest in, any business which is engaged in whole or in part in the Business anywhere in the world (collectively, the “Territory”); provided, however, that notwithstanding the foregoing, the Seller Parties may invest in publicly traded stock of companies competitive with the Business so long as no Seller Party at any time owns more than one percent (1%) of the outstanding stock of any such company.

8.2. Non-Solicitation; Non-Disparagement.  Each Seller Party agrees that during the Restricted Period it shall not, and it shall take all commercially reasonable efforts to cause its spouse, children, Affiliates and its and their directors, managers, officers and equityholders to not, either directly or indirectly, for itself or any third party (1) solicit or induce, or cause the solicitation or inducement, of any sales or services to, and shall not make any sales to or provide any services to, any Person that was a customer or client of Seller in connection with the Business during the twelve (12)-month period ending on the Closing Date, (2) employ or otherwise engage, or offer to employ or otherwise engage, any employee or any other person who is then an employee, consultant or agent of Victory in connection with the Business, or (3) interfere with or harm the contractual or business relationships with any vendor, supplier, customer, client, licensor, licensee or independent contractor of Victory in connection with the Business.  In addition, each party to this Agreement hereby agrees that it shall not, and it shall take all commercially reasonable efforts to cause its spouse, children, Affiliates and its directors, managers, officers and equityholders to not, disparage any other party to this Agreement, or its services, employees, officers, directors, managers, stockholders, members or agents (as applicable).

8.3. Non-Disclosure by the Seller Parties.  Each Seller Party agrees that it shall not, and it shall take all commercially reasonable efforts to cause its spouse, children, Affiliates, and its and their directors, managers, officers and equityholders to not, use for itself or others, or publish, disclose or otherwise reveal or divulge, any Confidential Information (as such term is defined below).  Each Seller Party shall, and shall take all commercially reasonable efforts to cause its spouse, children, Affiliates and its and their directors, managers, officers and equityholders to, (1) maintain all Confidential Information in the strictest confidence and keep the same secret using at least the same degree of care as it uses for its own confidential information, and (2) refrain from using or allowing to be used any Confidential Information for its own benefit or for the benefit of any third party, except as otherwise expressly provided in this Section 8.3; provided, however, that in the event disclosure of Confidential Information is requested (i) by a Governmental Authority under color of Law or applicable regulation, (ii) pursuant to subpoena or other compulsory process or (iii) otherwise as may be required by Law, each such Seller Party to the extent lawfully possible will give Buyer at least five (5) days prior written notice before its disclosure and will provide Buyer with copies of any responsive materials; and provided further, that the Seller Parties may disclose such Confidential Information to their respective directors, managers, officers, employees, consultants, agents, representatives, equity holders and financing sources who need to know such information in connection with the transactions contemplated under this Agreement.  For purposes of this Agreement, “Confidential Information” shall mean non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, customer information, costs, pricing, materials, supplies, venders, products, database information, services, information relating to governmental relations, discoveries, practices, processes, methods, marketing plans, Trade Secrets, Intellectual Property used or held for use in connection with the Business and other material non-public, proprietary and confidential information of Seller, Victory or Buyer or relating to the Business or the Assets, that, in any case, is not otherwise generally available to the public and has not been disclosed by Buyer to others not subject to confidentiality agreements.

8.4. Non-Disclosure by Buyer. Buyer agrees that, prior to the Closing, it shall not, and it shall take all commercially reasonable efforts to cause its shareholders, directors, officers, employees, consultants, agents, representatives, equity holders to not, use for itself or others, or publish, disclose or otherwise reveal or divulge, any Confidential Information except, as necessary, to its directors, officers, employees, consultants, agents, representatives, equity holders and financing sources who need to know such information, solely for purposes of due diligence review or otherwise in connection with the transactions contemplated hereby.  Until the Closing, Buyer shall, and shall cause its Affiliates (including Victory) and its and their directors, managers, officers, employees, consultants, agents and representatives to, (1) maintain all Confidential Information in the strictest confidence and keep the same secret using at least the same degree of care as it uses for its personal confidential information, and (2) refrain from using or allowing to be used any Confidential Information for its own benefit or for the benefit of any third party, except as otherwise expressly provided in this Section 8.4; provided, however, that in the event disclosure of Confidential Information is requested (i) by a Governmental Authority under color of Law or applicable regulation, (ii) pursuant to subpoena or other compulsory process or (iii) otherwise as may be required by Law, Buyer to the extent lawfully possible will give Seller at least five (5) days prior written notice before its disclosure and will provide Seller with copies of any responsive materials; and provided further, that Buyer may disclose such Confidential Information to its directors, managers, officers, employees, consultants, agents, representatives, equity holders and financing sources who need to know such information for purposes of due diligence review or otherwise in connection with the transactions contemplated hereby.

8.5. Enforcement.

(a) If any Seller Party commits a breach, or threatens to commit a breach, of any of the provisions of Section 8.1 – Section 8.3, or if Victory or Buyer commits a breach, or threatens to commit a breach of any of the provisions of Section 8.4 (such person committing or threatening to commit a breach, the “Breaching Party”), then Buyer (if any Seller Party is the Breaching Party) or Seller (if Victory or Buyer is the Breaching Party) (the “Non-Breaching Party”) shall have the following rights and remedies, each of which shall be independent of the others and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Non-Breaching Party under law or in equity:

(i)           The right and remedy to have such provisions of this Article VIII specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Non-Breaching Party and that money damages will not provide an adequate remedy at law; and, in connection therewith, the right to obtain, without notice to such Breaching Party  and without the need to post any bond, a temporary restraining order, an injunction and any other equitable relief.  Such right of injunctive relief shall be cumulative and in addition to whatever other remedies the Non-Breaching Party may have at law or in equity, including the right of the Non-Breaching Party to recover from such Breaching Party as set forth in Section 8.5(a)(ii) below; and

(ii)           The right and remedy to require such Breaching Party to account for and pay over to the Non-Breaching Party all compensation, profits, monies, accruals, increments or other benefits (collectively “Benefits”) derived or received by it as the result of any transactions constituting a breach of any of the provisions of Section 8.1 – Section 8.4, and each Breaching Party hereby agrees to accurately and fully account for and pay over such Benefits to the Non-Breaching Party.

(b) The provisions of this Article VIII are severable, and if any provision or any part of any provision of this Article VIII is found to be invalid or unenforceable, the balance of that provision and the other provisions hereof shall be given full force and effect and remain fully valid and enforceable.

(c) If any one, or any part, of the covenants contained in this Article VIII is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, said provision shall then be enforceable.

(d) The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in this Article VIII upon the courts of any state within the geographical scope of such covenants.  In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the foregoing covenants in the courts of any other states within the geographical scope of such covenants.

ARTICLE IX

Indemnification

9.1. Indemnification by the Seller Parties.  Subject to the provisions of this Article IX, each Seller Party shall jointly and severally defend, indemnify and hold harmless each of Buyer and Buyer Affiliates and their respective equityholders, officers, managers, directors, employees, agents, advisors and representatives (collectively, the “Buyer Indemnitees”), from and against, and pay or reimburse Buyer Indemnitees for, any and all Litigation, liabilities, obligations, losses, fines, costs, expenses, royalties, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including interest and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys’ and accountants’ fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder (collectively, “Losses”), resulting from, arising out of or relating to (a) any inaccuracy in any representation or warranty when made or deemed made by any Seller Party or any Seller Affiliate in or pursuant to this Agreement or any Ancillary Agreement, (b) any breach by any Seller Party or a Seller Affiliate of any covenant or agreement hereunder or under any Ancillary Agreement, (c) any Excluded Liabilities or Excluded Assets of Seller, (d) any and all Taxes of any Seller Party or any Seller Affiliate whether or not relating to or arising out of the Business, (e) any and all Pre-Closing Taxes of Seller, (f) environmental liabilities, (g) with respect to products sold by Seller before the Closing or with respect to other products sold by Seller (x) any product liability claim with respect to events or occurrences arising prior to the Closing, (y) any Seller Warranties claim with respect to events or occurrences arising prior to the Closing and (z) any warranties relating to such products (whether expressed or implied by operation of Law) with respect to events or occurrences arising prior to the Closing, (h) any failure of Seller to comply with applicable bulk sales laws (in consideration of which indemnification obligation, Buyer hereby waives compliance by Seller with any applicable bulk sales laws), (i) Seller having failed to duly qualify or obtain a license to do business in all of the jurisdictions in which the nature of Seller’s activities required such qualification or licensing; or (j) any Losses or other amounts (including with respect to disability and unemployment) with respect to employees and former employees of Seller (other than to the extent arising out of their employment by Buyer).

9.2. Indemnification by Victory and Buyer.  Victory and Buyer shall jointly and severally defend, indemnify and hold harmless the Seller Parties and their respective officers, managers, employees, agents, advisors and representatives (collectively, the “Seller Indemnitees”) from and against any and all Losses resulting from, arising out of or relating to (a) any inaccuracy in any representation or warranty made by Victory and/or Buyer in or pursuant to this Agreement or any Ancillary Agreement to which they are a party, (b) any breach by Buyer or Victory of any covenant or agreement hereunder or under any Ancillary Agreement to which it is a party, (c) the Assumed Liabilities or (d) the operation of the Business following the Closing Date or the ownership, operation or use of the Assets following the Closing Date, except, in the case of clause (d), to the extent such Losses constitute Losses for which any Seller Party is required to indemnify Buyer Indemnitees under Section 9.1.

9.3. Certain Limitations.

(a) The Seller Parties shall not be required to indemnify Buyer Indemnitees with respect to any claim for indemnification pursuant to Section 9.1(a) unless and until the aggregate amount of all claims against the Seller Parties under Section 9.1(a) exceeds One Hundred Seventy-Five Thousand Dollars ($175,000) (the “Threshold Amount”), in which event the Seller Parties shall be responsible for the amount of such Losses back to the first dollar provided, however, that the aggregate liability of the Seller Parties to Buyer Indemnitees under Section 9.1(a) shall not exceed Five Million Dollars ($5,000,000) (the “Cap”). Neither the Cap nor the Threshold Amount shall apply to indemnities for Losses relating to any Sales Tax, the representations and warranties contained in Section 2.1, 2.2, 2.8(a), 2.15 or 2.20 or any Losses to be indemnified pursuant to Section 9.1(e).

(b) Except with respect to claims for indemnification based on inaccuracies in the representations and warranties contained in Section 3.1, Victory and Buyer shall not be required to indemnify Seller Indemnitees with respect to any claim for indemnification pursuant to Section 9.2(a) unless and until the aggregate amount of all claims against Victory and Buyer under Section 9.2(a) shall exceed the Threshold Amount, in which event Victory and Buyer shall be responsible for the amount of such Losses back to the first dollar; provided, however, that the aggregate liability of Victory and Buyer to the Seller Parties under Section 9.2(a) shall not exceed the Cap.

(c) Notwithstanding any other provision of this Agreement, the rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that a set of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach, provided that such party shall not be entitled to multiple indemnification for claims based upon the same set of facts.

(d) Except as set forth in Section 8.5, The indemnity provided for in this Article IX shall be the sole and exclusive remedy of Buyer or the Seller Parties, as the case may be, after the Closing for any inaccuracy of any representation or warranty of the Seller Parties or Buyer, respectively, herein or any other breach of this Agreement; provided, that nothing herein shall limit in any way any such party’s remedies in respect of fraud, intentional misrepresentation or omission or intentional misconduct by the other party in connection herewith or the transactions contemplated hereby.

9.4. Payment Adjustments, etc.

(a) Any indemnity payment made by any Seller Party to Buyer Indemnitees, on the one hand, or by Buyer to Seller Indemnitees, on the other hand, pursuant to this Article IX in connection with any Losses, shall be net of an amount equal to (x) any Tax obligation actually incurred by the Indemnified Party arising out of or relating to any such indemnity payment, (y) any insurance proceeds actually received by the Indemnified Party arising out of or relating to any such indemnity payment, and (z) any related costs and expenses, including, without limitation, the aggregate cost of pursuing any related insurance claims, plus any correspondent increases in insurance premiums or other chargebacks; provided, however, that neither party shall have any obligation to seek to recover any insurance proceeds or Tax obligations in connection with making a claim under this Article IX.  If the Indemnified Party receives any amounts under applicable insurance policies, or from any other Person alleged to be responsible for any Losses, subsequent to an indemnification payment by the Indemnifying Party, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification payment up to the amount received by the Indemnified Party, net of any expenses incurred by such Indemnified Party in collecting such amount.

(b) The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for Tax purposes as an adjustment to the Purchase Price, other than as required by law.

9.5. Indemnification Procedures.  In the case of any Litigation asserted by a third party (a “Third Party Claim”) against a party entitled to indemnification under this Agreement (the “Indemnified Party”), notice (the “Notice”) shall be given by the Indemnified Party to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of such Third Party Claim, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party and so long as the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party for Losses related to such third party claim) to assume the defense of such Third Party Claim, provided, that (a) counsel for the Indemnifying Party who shall conduct the defense of such Third Party Claim shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and (b) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such failure results in a lack of actual notice to the Indemnifying Party and such Indemnifying Party is materially prejudiced as a result of such failure to give notice.  If the Indemnifying Party does not so assume the defense of such Third Party Claim within sixty (60) days of receipt of the Notice, the Indemnified Party shall be entitled to assume and control such defense and to settle or agree to pay in full such Third Party Claim without the consent of the Indemnifying Party without prejudice to the ability of the Indemnified Party to enforce its claim for indemnification against the Indemnifying Party hereunder.  Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such Third Party Claim, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of an irrevocable release from all liability with respect to such Third Party Claim.  In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any Third Party Claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party would reasonably be expected to affect adversely the Indemnified Party’s Tax liability or (in the case of an Indemnified Party that is a Buyer Indemnitee) the ability of the Indemnified Party to conduct its business, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such Third Party Claim at the sole cost of the Indemnifying Party, provided, that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such Third Party Claim without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld.  In any event, the Seller Parties and Buyer shall cooperate in the defense of any Third Party Claim subject to this Article IX and the records of each shall be available to the other with respect to such defense.

9.6. Survival of Representations and Warranties, etc.  All claims for indemnification under Section 9.1(a) and 9.2(a) with respect to the representations and warranties contained herein must be asserted on or prior to the date that is thirty (30) days after the termination of the respective survival periods set forth in this Section 9.6.  The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of the parties hereto and the completion of the transactions contemplated herein and in the Ancillary Agreements, but only to the extent specified below:

(a) except as set forth in clause (b), (c), (d) or (e) below, the representations and warranties contained in Articles II and III shall survive for a period ending eighteen (18) months after the Closing Date;

(b) the representations and warranties of the Seller Parties contained in Section 2.12 shall survive for a period ending on the 5th anniversary of the Closing Date;

(c) the representations and warranties of the Seller Parties contained in Sections 2.1 and 2.8(a), and of Buyer contained in Section 3.1 shall survive without limitation;

(d) the representations and warranties of the Seller Parties contained in Section 2.2 shall survive for a period ending on the 2nd anniversary of the Closing Date; and

(e) the representations and warranties contained in Section 2.14 and 2.15 shall survive for sixty (60) days beyond the expiration of the applicable statute of limitations.

ARTICLE X

Definitions

10.1. Definition of Certain Terms.  The terms defined in this Section 10.1, whenever used in this Agreement, shall have the respective meanings indicated below for all purposes of this Agreement.  All references herein to a Section, Article or Schedule are to a Section, Article or Schedule of or to this Agreement, unless otherwise indicated.

“Accounts Receivable” means all accounts receivable of Seller listed on Schedule 1.1.

“Additional Material Contract” has the meaning given to such term in Section 4.1.6(f).

“Affiliate” of a Person means a Person, other than a natural person, that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person.

“Agreement” means this Asset Purchase Agreement, including the Schedules and Exhibits hereto.

“Ancillary Agreements” means each of the Employment Agreements, the Option Agreements, the Registration Rights Agreement, the Bill of Sale, the Assignment of Contracts, the Assignments of Owned Intellectual Property and the General Assignments.

“Annual Financial Statements” has the meaning given to such term in Section 2.4.

“Article” has the meaning given to such term in Section 10.2.

“Assets” has the meaning given to such term in Section 1.1.

“Assigned Contracts” means all Contracts of Seller listed on Schedule 1.1.

“Assignment of Contracts” has the meaning given to such term in Section 5.2.4(b).

“Assignments of Intellectual Property” has the meaning given to such term in Section 5.2.4(b).

“Assumed Liabilities” has the meaning given to such term in Section 1.3(a).

“Balance Sheet” means the balance sheet contained in the Annual Financial Statements.

“Balance Sheet Date” means December 31, 2013.

“Benefit Liabilities” means liabilities, obligations, commitments, costs and expenses, including reasonable fees and disbursements of attorneys and other advisors, including any such expenses incurred in connection with the enforcement of any applicable provision of this Agreement relating to the employees other than liabilities arising out of such employees’ employment with Buyer or any Buyer Affiliate from and after the Closing, former employees or Seller Benefit Plans, including as to the payment of wages and the provision of employment benefits to any employee.

“Benefits” has the meaning given to such term in Section 8.5(a).

“Bill of Sale” has the meaning given to such term in Section 5.2.4(a).

“Books and Records” means the books, records, manuals and other materials (in any form), including records maintained at Seller’s headquarters, advertising, catalogues, sales and promotional materials, price lists, correspondence, customer, mailing and distribution lists, referral sources, photographs, production data, purchasing materials and records, personnel records of the employees, manufacturing and quality control records and procedures, blueprints, research and development files, records, data and laboratory books, Intellectual Property disclosures, service and warranty records, equipment logs, operating guides and manuals, sales order files and litigation files, as such Books and Records relate directly or indirectly to the Business, the Assets or the employees, and excluding the Financial Records.

“Breaching Party” has the meaning given to such term in Section 8.5(a).

“Business” has the meaning given to such term in the recitals of this Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

“Buyer” has the meaning given to such term in the preamble of this Agreement.

“Buyer Affiliate” means a Person, that directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common control with Buyer.

“Buyer Indemnitees” has the meaning given to such term in Section 9.1.

“Cap” has the meaning given to such term in Section 9.3(a).

“Closing” has the meaning given to such term in Section 1.6.

“Closing Date” has the meaning given to such term in Section 1.6.

“Closing Cash Payment” has the meaning given to such term in Section 1.7.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning given to such term in Section 1.7.

“Confidential Information” has the meaning given to such term in Section 8.3.

“Consent” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including but not limited to any Governmental Authority.

“Contract” means any contract, license, lease or other agreement (whether written or oral and including all amendments thereto).

“Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

“Covered Returns” has the meaning given to such term in Section 2.15(a).

“Credit Agreement” has the meaning given to such term in Section 2.5.

“$” or “dollars” means lawful money of the United States of America.

“Domain Names” means the domain names listed on Schedule 1.1.

“Employment Agreement” has the meaning given to such term in Section 6.1.1(f).

“Environmental Law” means any foreign, federal, state or local law, treaty, statute, rule, regulation, order, ordinance, decree, injunction, judgment, governmental restrictions or any other requirement of law (including common law) regulating or relating to the protection of human health, safety, natural resources or the environment, including, without limitation, laws relating to contamination and the use, generation, management, handling, transport, treatment, disposal, storage, Release or threatened Release of Hazardous Substances.

“Environmental Permit” means any permit, license, authorization or consent required pursuant to applicable Environmental Laws.

“ERISA” means the employee Retirement Income Security Act of 1974, as amended.

“Excluded Assets” has the meaning given to such term in Section 1.2.

“Excluded Liabilities” has the meaning given to such term in Section 1.4.

“Exhibit” has the meaning given to such term in Section 10.2.

“Financial Records” means the financial, Tax and accounting records (in any form), including books of original entry, such as general ledgers and trial balances covering any accounting period ending through the Closing Date relating directly or indirectly to the Business, the Assets or the employees.

“Financial Statements” has the meaning given to such term in Section 2.4.

“General Assignments” has the meaning given to such term in Section 5.2.4(b).

“Governmental Approval” means any Consent of, with or to any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States or a foreign nation or jurisdiction, any State of the United States or any political subdivision of any thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Hazardous Substances” means any substance or material that:  (i) is or contains asbestos, urea formaldehyde insulation, polychlorinated biphenyls, petroleum or petroleum products, radon gas or microbiological contamination, (ii) requires investigation, remediation or corrective action pursuant to any Environmental Law, or is defined, listed or identified as a “hazardous waste,” “hazardous substance,” “toxic substance” or words of similar import thereunder, or (iii) is regulated under any Environmental Law.

“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business consistent with past practices), (iv) all obligations of such Person under conditional sale or other title retention agreements relating to any property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of business consistent with past practices), (vi) all lease obligations of such Person capitalized on the books and records of such Person, (vii) all obligations of others secured by a Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (viii) all obligations of such Person under interest rate, currency or commodity derivatives or hedging transactions, (ix) all letters of credit or performance bonds issued for the account of such Person (excluding (a) letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business consistent with past practices, (b) standby letters of credit relating to workers’ compensation insurance and surety bonds and (c) surety bonds and customs bonds) and (x) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person.

“Indemnified Party” has the meaning given to such term in Section 9.5.

“Indemnifying Party” has the meaning given to such term in Section 9.5.

“Insurance Policies” has the meaning given to such term in Section 4.1.9(a).

“Intellectual Property” means all trademarks, service marks, trade names, trade dress, including all goodwill associated with the foregoing, domain names, copyrights, Software, internet web sites, mask works and other semiconductor chip rights, and similar rights, and registrations and applications to register or renew the registration of any of the foregoing, patents and patent applications, Trade Secrets, and all similar intellectual property rights.

“Intellectual Property Assets” means all Intellectual Property of Seller listed on Schedule 1.1.

“Inventory” means all inventory of Seller listed on Schedule 1.1.

“IRS” means the Internal Revenue Service.

“Knowledge” of any Person means the conscious awareness of facts after due inquiry.

“Laws” has the meaning given to such term in Section 2.11(a).

“Liability” means any and all direct or indirect liabilities, obligations, claims, losses, damages, deficiencies, assessments, penalties, or responsibilities of any kind or nature, whether known or unknown, asserted or unasserted, accrued or accrued, absolute or contingent, matured or unmatured, determined or determinable, fixed or unfixed, secured or unsecured, choate or inchoate, liquidated or Unliquidated, or due or to become due.

“Lien” means any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, liability, obligation, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such as may arise under any Contracts.

“Litigation” means any action, cause of action, claim, cease and desist letter, demand, suit, proceeding, citation, summons, subpoena or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity.

“Losses” has the meaning given to such term in Section 9.1.

“Material Adverse Effect” means any event, occurrence, fact, condition, change or effect that has a materially adverse effect on the Business, Assets, Assumed Liabilities, operations or results of operations of the Business, prospects, or condition (financial or otherwise) of the Business taken as a whole.

“Material Contract” has the meaning given to such term in Section 2.7(b).

“Material Customer” has the meaning given to such term in Section 2.16(a).

“Material Supplier” has the meaning given to such term in Section 2.16(b).

“Non-Breaching Party” has the meaning given to such term in Section 8.5(a).

“Notice” has the meaning given to such term in Section 9.5.

“Owned Intellectual Property” has the meaning given to such term in Section 2.9(a).

“Permits” has the meaning given to such term in Section 2.11(c).

“Permitted Liens” means (i) Liens for Taxes not yet due and payable, or (ii) mechanics, carriers, workers, materialmen’s, warehousemen’s or other similar statutory liens, incurred in the ordinary course of business, consistent with past practices and for which sums are not due and payable.

“Person” means any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Authority or other entity.

“Pre-Closing Taxes” means any Taxes relating to or arising out of the Business, or any of the Assets (i) for any taxable period ending on or before the Closing Date or (ii) that (in the case of any taxable period that begins on or before the Closing Date and ends after the Closing Date) are apportioned to the period of such taxable period that ends on the Closing Date (such apportionment being computed on a per diem basis in the case of any property (or similar taxes) and computed based on the closing of the books method in any other case).

“Product Warranties” means collectively Seller Warranties and the Supplier Warranties.

“Providing Party” has the meaning given to such term in Section 4.1.18(b).

“Purchase Price” has the meaning given to such term in Section 1.7.

“Quarterly Financial Statements” has the meaning given to such term in Section 2.4.

“Registration Rights Agreement” has the meaning given to such term in Section 6.1.1(g).

 “Related Party” has the meaning given to such term in Section 2.17(a).

“Related Party Transaction” has the meaning given to such term in Section 2.17(a).

“Release” means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including without limitation, the moving of any materials through, into or upon, any land, soil, surface water, groundwater or air, or otherwise entering into the indoor or outdoor environment.

“Representatives” has the meaning given to such term in Section 4.1.3(b).

“Restricted Period” has the meaning given to such term in Section 8.1.

“Sales Tax” means sales (including bulk sales), use, value added, gross receipts and other similar tax, duty, governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto whether disputed or not), other than Transfer Taxes arising out the transfer of the Assets to Buyer.

“Schedule” has the meaning given to such term in Section 10.2.

“Section” has the meaning given to such term in Section 10.2.

“Securities Laws” means the Securities Act or any state securities laws.

“Seller” has the meaning given to such term in the recitals of this Agreement.

“Seller Affiliate” means a Person, that directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common control with Seller.

“Seller Benefit Plans” means each written or oral employee benefit plan, scheme, program, policy, arrangement and contract (including, but not limited to, any “employee benefit plan,” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and any bonus, deferred compensation, interest bonus, interest purchase, restricted interest, interest option or other equity-based arrangement, and any employment, termination, retention, bonus, change in control or severance plan, program, policy, arrangement or contract) for the benefit of any (i) current or former officer, employee or director of Seller or (ii) current or former officer, employee or director of any Buyer Affiliate that is currently providing or formerly provided services to or in respect of the Business (or any of their beneficiaries), in each case that is maintained or contributed to by Seller, a Seller Affiliate, or any Seller Related Person or with respect to which the Business would reasonably be expected to incur any liability.

“Seller Indemnitees” has the meaning given to such term in Section 9.2.

“Seller Parties” has the meaning given to such term in the preamble of this Agreement.

“Seller Warranties” has the meaning given to such term in Section 2.16(c).

“Seller’s Knowledge” “to the Knowledge of Seller” or words of like import shall mean, the Knowledge of any of the Seller Parties.

“Seller Related Person” means, with respect to Seller or any Seller Affiliate, any trade or business, whether or not incorporated, which, together with such Person, is treated as a single employer under Section 414 of the Code.

“Shares” has the meaning given to such term in Section 1.7.

“Software” means all computer software, including but not limited to, application software, system software and firmware, including all source code and object code versions thereof, in any and all forms and media, and all related documentation.

“Subsidiaries” means each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interests.

“Supplement” has the meaning given to such term in Section 4.1.19.

“Supplier Warranties” means any guaranties, warranties, rights of return, rights of credit or other indemnities in respect of products provided by a supplier to Seller that Seller resells.

“Tax” means any federal, state, provincial, local, foreign or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers’ compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof (including in each case all interest and penalties thereon and additions thereto whether disputed or not).

“Tax Return” means any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Date” has the meaning given to such term in Section 7.1.

“Territory” has the meaning given to such term in Section 8.1.

“Third Party Claim” has the meaning given to such term in Section 9.5.

“Threshold Amount” has the meaning given to such term in Section 9.3(a).

“Trade Secrets” means all inventions, processes, designs, trade secrets, know-how, ideas, research and development, data, databases and confidential information.

“Transfer Taxes” has the meaning given to such term in Section 4.1.18(a).

“Treasury Regulations” means the regulations prescribed pursuant to the Code.

“Victory” has the meaning given to such term in the preamble of this Agreement.

“WARN” has the meaning given to such term in Section 4.1.15.

“Warranty Statement” means any written statement provided by Seller to the purchasers of products manufactured by Seller, setting forth warranties, guaranties, rights of return, rights of credit or other indemnities issued in respect of such manufactured products.

“Withholding Taxes” has the meaning given to such term in Section 2.15(a).

10.2. Construction.  Unless the context otherwise requires, as used in this Agreement: (i) “or” is not exclusive, (ii) “including” and its variants mean “including, without limitation” and its variants, (iii) words defined in the singular have the parallel meaning in the plural and vice versa, (iv) words of one gender shall be construed to apply to each gender, (v) the terms “hereof”, “herein”, “hereby”, “hereto”, and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto, (vi) the terms “Article”, “Section”, “Exhibit” and “Schedule” refer to the specified Article, Section, Exhibit or Schedule of or to this Agreement, (vii) any grammatical form or variant of a term defined in this Agreement shall be construed to have a meaning corresponding to the definition of the term set forth herein, (viii) a reference to any Person includes such Person’s successors and permitted assigns, and (ix) any reference to “days” means calendar days unless Business Days are expressly specified.  If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall not be required to be done or taken on such day but on the first succeeding Business Day thereafter.

ARTICLE XI

Miscellaneous

11.1. Expenses.  Except as specifically provided otherwise elsewhere in this Agreement, the Seller Parties, on the one hand, and Buyer and Victory, on the other hand, shall bear their respective expenses, costs and fees (including attorneys’, auditors’ and financing commitment fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the transactions contemplated hereby shall be consummated.

11.2. Severability.  If any provision of this Agreement or in any other document referred to herein (including any phrase, sentence, clause, Section or subsection), shall, for whatever reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or any other document referenced herein.  Any term or provision of this Agreement held invalid or unenforceable only in part, degree or within certain jurisdictions will remain in full force and effect to the extent not held invalid or unenforceable to the extent consistent with the intent of the parties hereto as reflected by this Agreement.  To the extent permitted by applicable Law, each party waives any term or provisions of this Agreement invalid, illegal or unenforceable in any respect.

11.3. Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally with receipt acknowledged, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (c) sent by next-day or overnight mail or delivery.

(i) if to Buyer or Victory to,

Victory Electronic Cigarettes Corporation
11335 Apple Drive
Nunica, MI 49448
Attention: Brent Willis

with a copy to:

Robinson Brog Leinwand Greene
Genovese & Gluck P.C.
875 Third Avenue
New York, NY  10022
Attention: David E. Danovitch, Esq.

(ii) if to the Seller Parties

Hardwire Interactive Inc.
R.G. Hodge Plaza 3/fl, Upper Main Street
Wickham’s Cay 1, Road Town
Tortola, British Virgin Islands
Attention: Devin Keer

with a copy to:

Venable LLP
575 7th Street, NW
Washington, DC  20004
Attention: Frank A. Ciatto, Esq.

or, in each case, at such other address as may be specified in writing to the other parties hereto.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (x) if by personal delivery on the day after such delivery, (y) if by certified or registered mail, on the third Business Day after the mailing thereof, or (z) if by next-day or overnight mail or delivery, on the day delivered.

11.4. Miscellaneous.

11.4.1. Headings.  The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

11.4.2. Entire Agreement.  This Agreement (including the Schedules hereto) and the Ancillary Agreements (when executed and delivered) constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

11.4.3. Construction.  The parties hereto are sophisticated and have been represented by counsel who have carefully negotiated the provisions of this Agreement.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement

11.4.4. Counterparts.  This Agreement may be executed in several counterparts (including Pdfs and other electronic counterparts), each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

11.4.5. Governing Law; Jurisdiction.  This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of New York, without giving effect to the conflict of laws rules thereof to the extent that the application of the law of another jurisdiction would be required or permitted thereby.  Buyer, Victory and the Seller Parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State, City and County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any of such document may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court.  Buyer, Victory and the Seller Parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing or delivery of process or other papers in connection with any such action or proceeding by next day or overnight mail (i) in the case of Buyer or Victory, to the address of Buyer and Victory specified in Section 11.3 hereof and (ii) in the case of the Seller Parties, to the address of counsel to the Seller Parties specified in Section 11.3 hereof, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

11.4.6. Binding Effect.  Subject to Section 11.4.7, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

11.4.7. Assignment.  This Agreement shall not be assignable or otherwise transferable by any party hereto (including by operation of law or in connection with a merger or sale of substantially all the asset or equity interests of such party) without the prior express written consent of the other parties, provided that Buyer may assign this Agreement to any Subsidiary or Affiliate of Buyer or to any lender to Buyer or any Subsidiary or Affiliate thereof as security for obligations to such lender in respect of the financing arrangements entered into in connection with the transactions contemplated hereby and any refinancings, extensions, refundings or renewals thereof, provided, further, that no assignment to any such lender shall in any way affect Buyer’s obligations or liabilities under this Agreement.

11.4.8. No Third Party Beneficiaries.  Except as provided in Sections 9.1, 9.2 and 9.3 with respect to indemnification of Indemnified Parties hereunder, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

11.4.9. Amendment; Waivers, etc.  No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.  Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

VICTORY ELECTRONIC CIGARETTES CORPORATION

By:	/s/ Brent David Willis
Name: Brent David Willis
Title: Chief Executive Officer

HARDWIRE INTERACTIVE ACQUISITION COMPANY

By:	/s/ Brent David Willis
Name: Brent David Willis
Title: Chief Executive Officer

HARDWIRE INTERACTIVE INC.

By:	/s/ Devin Keer
Name: Devin Keer
Title: Director

MANTRA MEDIA CAPITAL INC.

By:	/s/ Devin Keer
Name: Devin Keer
Title: President

/s/ Devin Keer
DEVIN KEER

EXHIBITS AND SCHEDULES

Exhibit 6.1(e)	Employment Agreements
Exhibit 6.1(f)	Option Agreements
Exhibit 6.1(g)	Registration Rights Agreement

Schedule 1.1	Assets
Schedule 2.2(d)	Stockholders
Schedule 2.2(e)	Subsidiaries
Schedule 2.3	Conflicts
Schedule 2.4	Financial Statements
Schedule 2.5	Liabilities
Schedule 2.6	Changes
Schedule 2.6(c)	Certain Liens
Schedule 2.7(a)	Material Contracts
Schedule 2.8(a)	Title to Assets
Schedule 2.8(b)	Sufficiency of Assets
Schedule 2.9(a)	Owned Intellectual Property
Schedule 2.9(a)(i)	Permitted Liens
Schedule 2.9(b)	Licensed Intellectual Property
Schedule 2.9(c)	Intellectual Property Licenses by Seller
Schedule 2.9(e)	Seller Domain Names
Schedule 2.9(f)	Protection of Intellectual Property
Schedule 2.10	Litigation
Schedule 2.11(b)	Governmental Approvals
Schedule 2.11(c)	Permits
Schedule 2.12	Environmental Matters
Schedule 2.13	Employees
Schedule 2.14(a)	Employee Benefit Plans
Schedule 2.14(b)	Acceleration of Benefits
Schedule 2.15(a)	Taxes
Schedule 2.15(b)	Extensions, etc.
Schedule 2.15(c)	Tax Issues, etc.
Schedule 2.15(e)	Tax Litigation
Schedule 2.16(a)	Material Customers
Schedule 2.16(b)	Material Suppliers
Schedule 2.16(c)	Seller Warranties
Schedule 2.17	Related Party Transactions
Schedule 4.1.1	Conduct of Business
Schedule 4.1.8	Use of Business Name
Schedule 4.1.9	Insurance Policies
Schedule 4.2.6	Employees

EXHIBIT 6.1(c)
Employment Agreements

EMPLOYMENT AGREEMENT

BETWEEN

VICTORY ELECTRONIC CIGARETTES CORPORATION

And

[__________]
(Executive)

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated effective as of June [    ], 2014 (the “Effective Date”) is entered into by and between Victory Electronic Cigarettes Corporation, a Nevada corporation (the “Company”), and [          ], an individual with a physical address at [           ], (the “Executive”) (collectively, the “Parties,” individually, a “Party”).

W I T N E S S E T H:

WHEREAS, the Company desires to employ the Executive on the terms and conditions set forth in this Agreement and the Executive desires to accept such employment; and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company, its affiliates, and its stockholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat, or occurrence of a Change in Control (as defined in Article Seven herein).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Parties, intending to be legally and equitably bound, hereby agree as follows:

ARTICLE ONE

DEFINITIONS

1.1	Definitions. As used in this Agreement:
(a) The term “Accrued Obligations,” when used in the case of the Executive’s death or disability, shall mean the portion of Executive’s Base Salary that was not previously paid to the Executive from the last payment date through the Date of Termination.

(b) The term “Automatic Extension” shall have the meaning set forth in Section 2.1(b) herein.

(c) The term “Base Salary” shall have the meaning set forth in Section 3.1(a) herein.

(d) The term “Board” shall have the meaning set forth in the recitals.

(e) The term “Cause” shall have the meaning set forth in Section 4.3 herein.

(f) The term “Common Stock” shall mean the Common Stock, par value $0.001, of the Company.

(g) The term “Compensation Committee” shall mean the Compensation Committee of the Company.

(h) The term “Corporate Documents” shall mean the Company’s Articles of Incorporation, as amended, and/or its Bylaws, as amended.

(i) The term “Effective Date” shall have the meaning set forth in the preamble.

(j) The term “Good Reason” shall have the meaning set forth in Section 4.4 herein.

(k) The term “Initial Term” shall have the meaning set forth in Section 2.1(b) herein.

(l) The term “Without Cause” shall have the meaning set forth in Section 4.3 herein.

ARTICLE TWO

POSITION & DUTIES

2.1	Employment.

(a) Title.  The Executive shall serve as the Co-Executive Vice President, Global E-Commerce, of the Company and agrees to perform services for the Company and such other affiliates of the Company, as described in Section 2.1(c) herein.

(b) Term.  The Executive’s employment shall be for an initial term of three (3) years (the “Initial Term”), commencing on the Effective Date. The Executive’s employment shall be automatically extended on the day after the third (3rd) anniversary of the Effective Date (each, an “Automatic Extension”), and on each anniversary date thereof, for additional one (1) year periods.  The Initial Term and any Automatic Extensions shall be referred to as the “Employment Term”.

(c) Duties and Responsibilities. The Executive shall report to the Company’s chief executive officer (the “CEO”).  During the term of this Agreement, the Executive shall, subject to the direction of the CEO, oversee and direct global e-commerce of the Company, and shall perform such duties as are customarily performed by a vice-president of global e-commerce of a company such as the Company or as are appropriate for the Executive’s position and otherwise delegated to him from time to time by the CEO. Notwithstanding the foregoing, it is hereby agreed and acknowledged that the Executive shall not be required to permanently work from an office or fixed location designated by the Company during the Employment Term.

(d) Performance of Duties. During the term of the Agreement, except as otherwise approved by the CEO or as provided below, the Executive agrees to devote his substantial business time, effort, skill and attention to the affairs of the Company and its subsidiaries, will use his best efforts to promote the interests of the Company, and will discharge his responsibilities hereunder in a diligent and faithful manner, consistent with sound business practices.  The foregoing shall not, however, preclude Executive from devoting reasonable time, attention and energy in connection with the following activities, provided that such activities do not materially interfere with the performance of his duties and services hereunder (the “Permitted Activities”):

(i) serving as a director or a member of a committee of any company or organization, if serving in such capacity does not involve any conflict with the business of the Company or any subsidiary and such other company or organization is not in competition, in any manner whatsoever, with the business of the Company or any of its subsidiaries;

(ii) fulfilling speaking engagements;

(iii) engaging in charitable and community activities;

(iv) managing his personal business and investments; and

(v) engaging in any other activity approved of by the Board.  For purposes of this Agreement, any activity specifically listed on Schedule A shall be considered as having been approved by the Board (collectively, the “Pre-Existing Business Ventures”).

(e) Representations and Warranties of the Executive with Respect to Conflicts, Past Employers and Corporate Opportunities.  The Executive represents and warrants that:

(i) his employment by the Company will not conflict with any obligations which he has to any other person, firm or entity;

(ii) he has not brought to the Company (during the period before the signing of this Agreement) and he will not bring to the Company any materials or documents of a former or present employer, or any confidential information or property of any other person, firm or entity; and

(iii) he does not, as of the date hereof, directly or indirectly, assist or have an active interest in (whether as a principal, stockholder, lender, employee, officer, director, partner, venturer, consultant or otherwise) in any person, firm, partnership, association, corporation or business organization, entity or enterprise that competes with or is engaged in a business which is substantially similar to the business of the Company; provided, however, that ownership of not more than two percent (2%) of the outstanding securities of any class of any publicly held corporation (“Exempted Securities”) shall not be deemed a violation of this Section 2.1(e)(iii); and, provided, further, that the Pre-Existing Business Ventures shall not be deemed a violation of this Section 2.1(e)(iii).

(f) Activities and Interests with Companies Doing Business with the Company.  In addition to the Pre-Existing Business Ventures, Executive shall promptly disclose to the Board, in accordance with the Company’s policies, full information concerning any interests, direct or indirect, he holds (whether as a principal, stockholder, lender, executive, director, officer, partner, venturer, consultant or otherwise) in any business which, as reasonably known to the Executive, purchases or provides services or products to, the Company or any of its subsidiaries; provided, however, that the Executive need not disclose any such interest resulting from ownership of Exempted Securities.

(g) Other Business Opportunities.  Notwithstanding anything contained herein to the contrary, and in addition to the Permitted Activities, the Executive shall at all times during the Employment Term be permitted to participate in other business opportunities if and to the extent that: (i) such business opportunities are not directly competitive with the Company, similar to the business of the Company, or would otherwise be deemed to constitute an opportunity appropriate for the Company; (ii) the Executive’s activities with respect to such business opportunities do not have a material adverse effect on the performance of the Executive’s duties hereunder; and (iii) the Executive’s activities with respect to such opportunity have been fully disclosed in writing to the Board.

ARTICLE THREE

COMPENSATION

3.1	Compensation.

(a) Base Salary.  Executive shall receive an initial annual base salary of Two Hundred Thousand Dollars ($200,000), payable according to the Company’s normal payroll policies and procedures (the “Base Salary”) and subject to all federal, state, and municipal withholding requirements. The Base Salary shall be reviewed by the Board annually for adequacy.

(b) Commission.  For each twelve (12)-month period during the Employment Term, beginning on the Effective Date, in addition to the Base Salary, the Executive will be entitled to receive a commission equal to five percent (5%) of Net Sales (as defined below) of Hardwire Interactive Acquisition Company and its successors and assigns (collectively, the “Operating Entity”) in excess of Twenty-Five Million Dollars ($25,000,000) during such twelve (12)-month period. Such commission will be paid within forty-five (45) days after each anniversary of the Effective Date during the Employment Term.  For purposes of this Agreement, “Net Sales” means, with respect to any twelve (12)-month period during the Employment Term, gross sales of the Operating Entity less deductions for taxes, duties, charge-backs, returns, damages, freight charges and customer acquisition expenses.  Without limiting its implied duties of good faith and fair dealing, at all times during the Employment Term, neither the Company nor any of its affiliates shall undertake any actions the primary purpose of which is to impede the ability of the Executive to earn the full commission or compensation to which he may be entitled under Sections 3.1(b) and (c), including, without limitation, effecting any changes in the strategy, operations, financing, staffing, marketing or sales of the Operating Entity that are materially and adversely inconsistent with the operation of the business of the Operating Entity as conducted by Hardwire Interactive Inc. prior to the Effective Date, or to promoting any products, services or companies that compete either directly or indirectly with the Operating Entity’s products and services.  Notwithstanding the foregoing, the sale of electronic cigarettes by the Company or any of its subsidiaries shall not be deemed to be in competition with the Operating Entity’s products and services; provided, however, that such sale of electronic cigarettes by the Company or any of its subsidiaries shall not be conducted in a manner the primary purpose of which is to impede the ability of the Executive to earn the full commission or compensation to which he may be entitled under Sections 3.1(b) and (c).

(c) Equity-Based Compensation.  If Gross Profits (as defined below) of the Operating Entity exceed Twenty Million Dollars ($20,000,000) (the “Gross Profit Target”) during any twelve (12)-month period during the Initial Term, then Executive will be entitled to receive Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three Dollars ($333,333) of Common Stock (the “Stock Grant”), for up to a maximum of Nine Hundred Ninety-Nine Thousand Nine Hundred Ninety-Nine Dollars ($999,999) of Common Stock during the Employment Term.  If the Operating Entity does not achieve the Gross Profit Target during any twelve (12)-month period during the Initial Term (an “Under-Performance Period”), but achieves Gross Profits equal to the sum of (i) Gross Profit Target plus (ii) the difference between (1) the Gross Profit Target minus (2) the Gross Profits achieved during the immediately subsequent twelve (12)-month period (an “Over-Performance Period”), then the Executive shall be entitled to receive the Stock Grant for each of such Under-Performance Period and such Over-Performance Period.  Any Common Stock issued to the Executive in connection with a Stock Grant will be issued within forty-five (45) days after each anniversary of the Effective Date during the Initial Term and will be valued as follows: (i) in the event that the Common Stock is listed on a public U.S. stock exchange at the time of issuance, the average closing market price of such Common Stock during the period following the end of the twelve (12)-month period of the applicable Stock Grant and the date of issuance and, (ii) in the event that the Common Stock is not listed on a public U.S. stock exchange at the time of issuance, the price determined by an independent accounting firm mutually acceptable to the Executive and the Company (an “Independent Accountant”) the fees of which shall be borne by the Company. For purposes of this Agreement, “Gross Profits” means, with respect to any twelve (12)-month period during the Employment Term, Net Sales less the FOB price of products sold by the Operating Entity.

(d) Dispute Resolution.

(i) Dispute Notice.  The calculation of Net Sales and Gross Profits shall become final, binding and conclusive upon the Executive and the Company on the thirtieth (30th) day following the Executive’s receipt of payment thereof unless, prior to such thirtieth (30th) day, the Executive delivers to the Company a written notice (a “Dispute Notice”) disputing the calculation of Net Sales or Gross Profits and specifying in reasonable detail each item that the Executive disputes (a “Disputed Item”), the amount in dispute for each such Disputed Item and the reasons supporting the Executive’s positions.

(ii) Resolution Period.  If the Executive delivers a Dispute Notice, then the Executive and the Company shall seek in good faith to resolve any Disputed Items during the fifteen (15)-day period beginning on the date the Company receives the Dispute Notice (the “Resolution Period”). If the Executive and the Company reach agreement with respect to any Disputed Items, the Net Sales or Gross Profits in dispute shall be revised to reflect such agreement.

(iii) Independent Accountant.  If the Executive and the Company are unable to resolve all of the Disputed Items during the Resolution Period, then the Executive and the Company shall jointly engage and submit the unresolved Disputed Items (the “Unresolved Items”) to an Independent Accountant. The Executive and the Company shall use their reasonable efforts to cause the Independent Accountant to issue its written determination regarding the Unresolved Items within thirty (30) days after such items are submitted for review.  The Independent Accountant shall make a determination with respect to the Unresolved Items in accordance with GAAP and the Company’s accounting procedures, methodologies and elections, consistently applied, and in no event shall the Independent Accountant’s determination of the Unresolved Items be for an amount that is outside the range of disagreement.  Each Party shall use its reasonable efforts to furnish to the Independent Accountant such work papers and other documents and information pertaining to the Unresolved Items as the Independent Accountant may request.  The determination of the Independent Accountant shall be final, binding and conclusive on the Executive and the Company absent manifest error, and the Net Sales or Gross Profits in dispute shall be revised to reflect such determination upon receipt thereof.  The fees, expenses and costs of the Independent Accountant shall be borne in the same proportion as the aggregate amount of the Unresolved Items that is unsuccessfully disputed by each Party (as determined by the Independent Accountant) bears to the total amount of the Unresolved Items submitted to the Independent Accountant.

(iv) Access to Information.  As may be reasonably requested in connection with the calculation of Net Sales or Gross Profits, as the case may be, the Company shall promptly (but no later than two (2) business days after receiving such request) provide the Executive and his designated representatives full access during normal business hours to review the books and records of the Company relating to calculation of Net Sales or Gross Profits, as the case may be, and furnish them with all work papers, documents, records and information relating to the calculation of Net Sales or Gross Profits, as the case may be.  The Executive shall bear his costs and expenses in connection with his review contemplated by this Section 3.1(d)(iv).  Each Party shall cooperate in good faith with the other with respect to the implementation of this Section 3.1(d)(iv).

(e) Participation in Benefit Plans.

(v) Retirement Plans.  The Executive shall be entitled to participate, without any waiting or eligibility periods, in all qualified retirement plans provided to other executive officers and other key employees of the Company.

(vi) Employee Benefit Plans and Insurance.  The Executive shall have the right to participate in employee benefit plans and insurance programs of the Company that the Company may sponsor from time to time and to receive all other customary Company benefits, if those benefits are so offered.  Nothing herein shall obligate the Executive to accept such benefits if and when they are offered.

(vii) Vacation.

(1) The Executive shall be entitled to take fifteen (15) days of paid vacation time per calendar year (the “Annual Paid Vacation Time Allotment”), which vacation level shall be reviewed by the Compensation Committee from time to time.  No more than 1.5 multiplied by the Annual Paid Vacation Allotment may be accrued, at any given time. In the event that the Executive has reached his maximum authorized vacation allocation during a given year, accrual will not re-commence until the Executive uses some of his paid vacation credit and thereby brings the balance below his maximum.  Accrued paid vacation credit forfeited because of an excess balance cannot be retroactively reapplied.

(2) Provided that the Executive has been a regular full-time employee for three (3) calendar months prior to the termination of his employment with the Company, the Company shall pay the Executive for any unused, accrued paid vacation credit at the time of the Executive’s termination of employment with the Company unless such termination is effected by the Company for Cause or by the Executive Without Cause, which will result in the forfeiture of any unused paid vacation credit.

(viii) Paid Holidays.  The Executive shall be entitled to such paid holidays as are generally available to all employees of the Company.  As of the date of this Agreement, the Company’s employees are permitted to observe ten (10) paid holidays per calendar year.

(ix) Taxes.  The Company shall pay, on a grossed-up basis for federal, state, and local income taxes, the amount of any excise tax payable by the Executive as a result of any payments triggered by this Agreement, or other compensation agreements between the Executive and the Company or any of its subsidiaries and any income tax payable by the Executive as a result of any payments in Common Stock triggered by this Agreement or other compensation agreements between the Executive and the Company or any of its subsidiaries.

(f) Reimbursement.   Provided they are properly documented and approved, the Company shall reimburse business expenses of the Executive directly related to Company business, including, but not limited to, airfare, lodging, meals, travel expenses, medical expenses incurred while traveling not covered by insurance, business entertainment, expenses associated with entertaining business persons, local expenses to governments or governmental officials, tariffs, applicable taxes outside of the United States, special expenses associated with travel to certain countries, supplemental life insurance or supplemental insurance of any kind or special insurance rates or charges for travel outside the United States (unless such insurance is being provided by the Company), rental cars and insurance for rental cars, and any other expenses of travel that are reasonable in nature or that have been otherwise pre-approved.  The Executive shall be governed by the travel and entertainment policy in effect at the Company.

(g) Payroll Procedures and Policies.  All payments required to be made by the Company to the Executive pursuant to this Article Three shall be paid on a regular basis in accordance with the Company’s normal payroll procedures and policies.

(h) Excise Tax Gross-Up.

(x) If any payment to or in respect of the Executive by the Company or any affiliate, whether pursuant to this Employment Agreement or otherwise (a “Payment”), is determined to be a “parachute payment” as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) (such payment, a “Parachute Payment”) and also to be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, being herein collectively referred to as the “Excise Tax”), then the Executive shall be entitled to receive an additional payment from the Company (the “Gross-Up Payment”) in an amount such that the net amount of such additional payment retained by the Executive, after payment of all federal, state and local income and employment and Excise Taxes imposed on the Gross-Up Payment, shall be equal to the Excise Tax imposed on the Payment. Notwithstanding the foregoing or any other provision of this Employment Agreement, if it shall be determined that the Executive is entitled to a Gross-Up Payment but that the net present value of the Parachute Payments (calculated at the discount rate in effect under Section 280G of the Code) do not exceed one hundred ten percent (110%) of the Reduced Amount (as defined below), then no Gross-Up Payment shall be made to the Executive and the aggregate amount of the Parachute Payments otherwise payable under this Employment Agreement shall be reduced to the Reduced Amount; provided, that the foregoing reduction shall not be made if the Accounting Firm (as defined below) determines that the net after-tax benefit of the payments to the Executive without the reduction imposed is more than one hundred ten percent (110%) of the net after-tax benefit of the payments to the Executive with the reduction imposed. For purposes of the foregoing, the term “Reduced Amount” shall mean the greatest amount of Parachute Payments that could be paid to the Executive such that the receipt of such Parachute Payments would not give rise to any Excise Tax. The determination of which Payments shall be reduced pursuant to this Section 3.1(h)(i) shall be made by an independent accounting firm of recognized standing selected by the Company and reasonably acceptable to the Executive (the “Accounting Firm”), in consultation with the Executive and shall be reasonably acceptable to him, and such determination shall be made at the time it is determined whether any payments made to the Executive are subject to the Excise Tax.

(xi) Subject to the provisions of Section 3.1(h)(iii) hereof, all determinations required to be made under this Section 3.1(h), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Accounting Firm. The initial determination of whether a Gross-Up Payment is required, and if so, the amounts of the Excise Tax and Gross-Up Payment, shall be determined by the Accounting Firm, whose written report shall be delivered to the Company and to the Executive. Not later than sixty (60) days after any Payment, the Accounting Firm shall determine whether a Gross-Up Payment is due with respect to such Payment, and such Gross-Up Payment shall be paid by the Company to the Executive (except to the extent any portion thereof is paid to the taxing authorities on behalf of the Executive) not later than ten (10) days following the Accounting Firm’s determination. The Executive and the Company shall cooperate in good faith as to the treatment of a Payment for tax reporting and withholding purposes.

(xii) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as soon as practicable but in no event later than the earlier of (i) thirty (30) days after the Executive is informed in writing of such claim or (ii) fifteen (15) days before the date on which such claim is requested to be paid, and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid.  The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

(1) give the Company any information reasonably requested by the Company relating to such claim;

(2) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to the Executive;

(3) cooperate with the Company in good faith in order effectively to contest such claim; and

(4) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless for any Excise Tax or federal, state and local income and employment tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 3.1(h)(iii), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or to contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an after-tax basis, and shall hold the Executive harmless from any Excise Tax or federal, state or local income or employment tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance. The Company’s control of the contest, however, shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may by, any other issue raised by the Internal Revenue Service or any other taxing authority.

(xiii) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 3.1(h)(iii), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company’s complying with the requirements of Section 3.1(h)(iii)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 3.1(h)(iii), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

(xiv) In the event that the Excise Tax is subsequently determined to be less than initially determined, the Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is determined (but, if previously paid to the taxing authorities, not prior to the time the amount of such reduction is refunded to the Executive or otherwise realized as a benefit by the Executive) the portion of the Gross-Up Payment that would not have been paid if the Excise Tax as subsequently determined had been applied initially in calculating the Gross-Up Payment, with the amount of such repayment determined by the Accounting Firm; provided that the amount of required repayment by the Executive shall be reduced, as the Accounting Firm may determine, in order to avoid putting the Executive in a worse after-tax position than he would have enjoyed had the amount of Excise Tax been correctly determined in the first instance, such determination to be made on a basis consistent with the intention of this Section 3.1(h), which is to make the Executive whole on an after-tax basis on account of any Excise Tax (including related interest and penalties). Similarly, if the amount of Gross-Up Payments actually made by the Company is subsequently determined by the Accounting Firm to have been inadequate to satisfy the Company’s obligation to protect the Executive against the Excise Tax (including related interest and penalties), additional Gross-Up Payments shall be made as directed by the Accounting Firm. The Executive and the Company shall each have the right at all times to have the Accounting Firm review and confirm or revise earlier calculations.

ARTICLE FOUR

TERMINATION OF EMPLOYMENT

4.1           Death. The Executive’s employment shall terminate automatically upon the Executive’s death during the Employment Term.

4.2           Disability. If the Company determines in good faith that the Disability (as defined below) of the Executive has occurred during the Employment Term, the Company may give the Executive notice of its intention to terminate the Executive’s employment. In such event, the Executive’s employment hereunder shall terminate effective on the thirtieth (30th) day after receipt of such notice by the Executive (the “Disability Effective Date”); provided, that, within the thirty (30)-day period after such receipt, the Executive shall not have returned to full-time performance of the Executive’s duties. For purposes of this Agreement, “Disability” shall mean the absence of the Executive from the Executive’s duties hereunder on a full-time basis for an aggregate of one hundred eighty (180) days within any given period of two hundred seventy (270) consecutive days (in addition to any statutorily required leave of absence and any leave of absence approved by the Company) as a result of incapacity of the Executive, despite any reasonable accommodation required by law, due to bodily injury or disease or any other mental or physical illness.

4.3           Termination by Company.

(a)           Termination for Cause.

The Company may terminate the Executive’s employment hereunder for Cause (as defined below). For purposes of this Agreement, “Cause” shall mean:

(i)           the willful and continued failure of the Executive to perform substantially the Executive’s duties hereunder (other than any such failure resulting from bodily injury or disease or any other incapacity due to mental or physical illness) after a written demand for substantial performance is delivered to the Executive by the Board or the CEO of the Company, which specifically identifies the manner in which the Board or the CEO believes the Executive has not substantially performed the Executive’s duties;

(ii)           the willful engaging by the Executive in illegal conduct or gross misconduct that is materially and demonstrably detrimental to the Company and/or its affiliated companies, monetarily or otherwise; or
(iii)           the Executive’s conviction of, or plea of nolo contendere to, any felony of theft, fraud, embezzlement or violent crime.

For purposes of this provision, no act, or failure to act, on the part of the Executive shall be considered “willful” unless done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board, upon the instructions of the CEO or a Board Member of Company, or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company and its affiliated companies.

(b)           Termination without Cause.

All terminations by the Company that are not for Cause shall be considered Without Cause.

4.4           Termination by the Executive. The Executive may terminate the Executive’s employment hereunder at any time during the Employment Term for Good Reason (as defined below). For purposes of this Agreement, “Good Reason” shall mean any of the following (without the Executive’s express written consent):

(a)           the assignment to the Executive of any duties inconsistent in any respect with the Executive’s position (including status, offices, titles and reporting requirements), duties, functions, responsibilities or authority as contemplated by Section 2.1(c) of this Agreement, or any other action by the Company that results in a diminution in such position, duties, functions, responsibilities or authority, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

(b)           any purported termination by the Company of the Executive’s employment hereunder otherwise than as expressly permitted by this Agreement, and for purposes of this Agreement, no such purported termination shall be effective.

4.5           Notice of Termination. Any termination of the Executive’s employment hereunder by the Company or by the Executive (other than a termination pursuant to Section 4.1) shall be communicated by a Notice of Termination (as defined below) to the other Party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which (a) indicates the specific termination provision in this Agreement relied upon, (b) in the case of a termination for Disability, Cause or Good Reason, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and (c) specifies the Date of Termination (as defined in Section 4.6 below); provided, however, that notwithstanding any provision in this Agreement to the contrary, a Notice of Termination given in connection with a termination for Good Reason shall be given by the Executive within a reasonable period of time, not to exceed 120 days, following the occurrence of the event giving rise to such right of termination. The failure by the Company or the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Disability, Cause or Good Reason shall not waive any right of the Company or the Executive hereunder or preclude the Company or the Executive from asserting such fact or circumstance in enforcing the Company’s or the Executive’s rights hereunder.

4.6           Date of Termination. For purposes of this Agreement, the “Date of Termination” shall mean the effective date of termination of the Executive’s employment hereunder, which date shall be (a) if the Executive’s employment is terminated by the Executive’s death, the date of the Executive’s death, (b) if the Executive’s employment is terminated because of the Executive’s Disability, the Disability Effective Date, (c) if the Executive’s employment is terminated by the Company for Cause or by the Executive for Good Reason, the date on which the Notice of Termination is given, (d)  the date on which the Employment Term ends pursuant to Section 2.1(b), and (e) if the Executive’s employment is terminated for any other reason, the date specified in the Notice of Termination, which date shall in no event be earlier than the date such notice is given; provided, however, that if within fifteen (15) days after any Notice of Termination is given, the Party receiving such Notice of Termination notifies the other Party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

4.7           Obligations of the Company upon Termination.

(a)           Good Reason; Other Than for Cause. If, during the Employment Term, the Company shall terminate the Executive’s employment hereunder other than for Cause or the Executive shall terminate the Executive’s employment for Good Reason the Company shall pay to the Executive in a lump sum (A) the Executive’s Base Salary, if any, which has been earned but not paid through the Date of Termination, and (B) any accrued vacation or other pay pursuant to the Corporation’s vacation policy, to the extent not previously paid. To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy, practice or arrangement or contract or agreement of the Company and its affiliated companies (such other amounts and benefits hereinafter referred to as the “Other Benefits”).

(b)           Death. If the Executive’s employment is terminated by reason of the Executive’s death during the Employment Term, this Agreement shall terminate without further compensation obligations to the Executive’s legal representatives under this Agreement, other than for (i) payment of Accrued Obligations (which shall be paid to the Executive’s estate or beneficiary, as applicable, in a lump sum in cash within ninety (90) days of the Date of Termination) and the timely payment or settlement of any other amount pursuant the Other Benefits and (ii) treatment of all other compensation under existing plans as provided by the terms and rules of those plans.

(c)           Disability. If the Executive’s employment is terminated by reason of the Executive’s Disability during the Employment Term, this Agreement shall terminate without further compensation obligations to the Executive, other than for (i) payment of Accrued Obligations (which shall be paid to the Executive in a lump sum in cash within ninety (90) days of the Date of Termination) and the timely payment or settlement of any other amount pursuant to the Other Benefits and (ii) treatment of all other compensation under existing plans as provided by the terms and rules of those plans.

(d)           Cause; Other than for Good Reason. If the Executive’s employment is terminated for Cause during the Employment Term, this Agreement shall terminate without further compensation obligations to the Executive other than the obligation to pay to the Executive Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive and any accrued vacation or other pay pursuant to the Corporation’s vacation policy, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates the Executive’s employment during the Employment Term, excluding a termination either for Good Reason or (ii) a Change of Control, this Agreement shall terminate without further compensation obligations to the Executive, other than for that portion of the Executive’s Base Salary that was not previously paid to the Executive from the last payment date through the effective date of the Executive’s voluntary termination, any accrued vacation or other pay pursuant to the Corporation’s vacation policy and the timely payment or provision of the Other Benefits, as provided in any applicable plan, and the Executive shall have no further obligations nor liability to the Company. In such case, any amounts owed to the Executive shall be paid to the Executive in a lump sum in cash within ninety (90) days of the Date of Termination subject to applicable laws and regulations.

4.8           Continuation of Payments During Disputes.  The Parties agree that in the case of:

(a) termination which the Company contends is for Cause, but the Executive claims is not for Cause; or

(b) termination by the Executive under Section 4.4 herein,

the Company shall continue to pay all compensation due to the Executive hereunder until the resolution of such dispute, but the Company shall be entitled to repayment of all sums so paid, if it ultimately shall be determined by a court of competent jurisdiction, in a final non-appealable decision, that the termination was for Cause or such termination by the Executive was not authorized under Section 4.4 herein, and all sums so repaid shall bear interest at the prime rate as published in The Wall Street Journal on the date on which such court makes such determination.  Any such reimbursement of payments by the Executive shall not include any legal fees or other loss, costs, or expenses incurred by the Company.

ARTICLE FIVE

INDEMNIFICATION

5.1 Indemnification.  The Executive shall be indemnified and held harmless pursuant to the terms and conditions of the Company’s Certificate of Incorporation and By-Laws.

ARTICLE SIX

CONFIDENTIALITY

6.1 Confidentially; Non-Competition; and Non-Solicitation.
(i) Confidentiality.  In consideration of employment by the Company and the Executive’s receipt of the salary and other benefits associated with the Executive’s employment, and in acknowledgment that (a) the Company is engaged in the electronic cigarette business, (b) maintains secret and confidential information, (c) during the course of the Executive’s employment by the Company such secret or confidential information may become known to the Executive, and (d) full protection of the Company’s business makes it essential that no employee appropriate for his or her own use, or disclose such secret or confidential information, the Executive agrees that during the time of the Executive’s employment and for a period of two (2) years following the termination of the Executive’s employment with the Company, the Executive agrees to hold in strict confidence and shall not, directly or indirectly, disclose or reveal to any person, or use for his own personal benefit or for the benefit of anyone else, any trade secrets, confidential dealings, or other confidential or proprietary information of any kind, nature, or description (whether or not acquired, learned, obtained, or developed by the Executive alone or in conjunction with others) belonging to or concerning the Company or any of its subsidiaries, except (i) with the prior written consent of the Company duly authorized by its Board, (ii) in the course of the proper performance of the Executive’s duties hereunder, (iii) for information (x) that becomes generally available to the public other than as a result of unauthorized disclosure by the Executive or his affiliates or (y) that becomes available to the Executive on a non-confidential basis from a source other than the Company or its subsidiaries who is not bound by a duty of confidentiality, or other contractual, legal, or fiduciary obligation, to the Company, or (iv) as required by applicable law or legal process.

(j) Non-Competition.  During the Executive’s employment with the Company and for a period of one (1) year thereafter, the Executive shall not be engaged as an officer or executive of, or in any way be associated in a management or ownership capacity with any corporation, company, partnership or other enterprise or venture which conducts the sale and distribution of electronic cigarettes or e-vapor products; provided, however, that the Executive may own Exempted Securities.  It is expressly agreed that the remedy at law for breach of this covenant is inadequate and that injunctive relief shall be available to prevent the breach thereof.

(k) Non-Solicitation.  The Executive also agrees that he will not, directly or indirectly, during the term of his employment or within one (1) year after termination of his or her employment for any reason, in any manner, encourage, persuade, or induce any other employee of the Company to terminate his employment, or any person or entity engaged by the Company to represent it to terminate that relationship without the express written approval of the Company.  It is expressly agreed that the remedy at law for breach of this covenant is inadequate and that injunctive relief shall be available to prevent the breach thereof.

ARTICLE SEVEN

CHANGE OF CONTROL

7.1           Change of Control Effective Date. The “Change of Control Effective Date” shall mean the first date on which a Change of Control occurs. Notwithstanding anything in this Agreement to the contrary, if a Change of Control occurs and if the Executive’s employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the “Change of Control Effective Date” shall mean the date immediately prior to the date of such termination of employment.

7.2           Change of Control. For purposes of this Agreement, a “Change of Control” shall mean:

(a)           the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifteen percent (15%) or more of either (A) the then outstanding Common Shares the Company (the “Outstanding Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this Section 7.2(a) the following acquisitions shall not constitute a Change of Control: (w) a Company-sponsored recapitalization that is approved by the Incumbent Board, as defined below; (x) a capital raise initiated by the Company where the Incumbent Board remains for at least one hundred eighty (180) days after the closing date of the raise, or (y) an acquisition of another company or asset(s) initiated by the Company and where the Company’s shareholders immediately after the transaction own at least fifty-one percent (51%) of the shares of the combined concern; or

(b)           individuals who, as of the date of this Agreement, constitute the Company’s Board (the “Incumbent Board”) cease for any reason to constitute a majority of such Board; provided, however, that any individual becoming a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders was approved by a vote of a majority of the directors of the Company then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company Board; or

(c)           consummation of a reorganization, merger, amalgamation or consolidation of the Company, with or without approval by the shareholders of the Company, in each case, unless, following such reorganization, merger, amalgamation or consolidation, (i) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock (or equivalent security) of the company resulting from such reorganization, merger, amalgamation or consolidation and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such reorganization, merger, amalgamation or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, amalgamation or consolidation, of the Outstanding Shares and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding a parent of the Company that may come into being after the date of this Agreement through any transaction deliberately undertaken by the Company after an affirmative vote of its Incumbent Directors and the Company shareholders, any employee benefit plan (or related trust) of the Company or such company resulting from such reorganization, merger, amalgamation or consolidation, and any Person beneficially owning, immediately prior to such reorganization, merger, amalgamation or consolidation, directly or indirectly, fifteen percent (15%) or more of the Outstanding Shares or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, fifteen percent (15%) or more of, respectively, the then outstanding shares of common stock (or equivalent security) of the company resulting from such reorganization, merger, amalgamation or consolidation or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (iii) a majority of the members of the Board resulting from such reorganization, merger, amalgamation or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, amalgamation or consolidation; or

(d)           consummation of a sale or other disposition of all or substantially all the assets of the Company, with or without approval by the shareholders of the Company, other than to a corporation, with respect to which following such sale or other disposition, (i) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock (or equivalent security) of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Shares and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, fifteen percent (15%) or more of the Outstanding Shares or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, fifteen percent (15%) or more of, respectively, the then outstanding shares of common stock (or equivalent security) of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (iii) a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Incumbent Board providing for such sale or other disposition of assets of the Company; or

(e)           approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

ARTICLE EIGHT

MISCELLANEOUS

8.1	Miscellaneous.

(l) Benefit.  This Agreement shall inure to the benefit of and be binding upon each of the Parties, and their respective successors.  This Agreement shall not be assignable by any Party without the prior written consent of the other Party.  The Company shall require any successor, whether direct or indirect, to all or substantially all the business and/or assets of the Company to expressly assume and agree to perform, by instrument in a form reasonably satisfactory to the Executive, this Agreement and any other agreements between the Executive and the Company or any of its subsidiaries, in the same manner and to the same extent as the Company.

(m) Governing Law.  This Agreement shall be governed by, and construed in accordance with the laws of the State of Michigan without resort to any principle of conflict of laws that would require application of the laws of any other jurisdiction; provided, however, that Nevada law shall govern with respect to the Executive’s rights under a Change of Control under Article Seven herein.

(n) Counterparts.  This Agreement may be executed in counterparts and via facsimile, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Agreement.  Each such counterpart shall become effective when one counterpart has been signed by each Party thereto.

(o) Headings.  The headings of the various articles and sections of this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement or considered in construing the provisions thereof.

(p) Severability.  Any term or provision of this Agreement that shall be prohibited or declared invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or declaration, without invalidating the remaining terms and provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and if any term or provision of this Agreement is held by any court of competent jurisdiction to be void, voidable, invalid or unenforceable in any given circumstance or situation, then all other terms and provisions hereof, being severable, shall remain in full force and effect in such circumstance or situation, and such term or provision shall remain valid and in effect in any other circumstances or situation.

(q) Construction.  Use of the masculine pronoun herein shall be deemed to refer to the feminine and neuter genders and the use of singular references shall be deemed to include the plural and vice versa, as appropriate.  No inference in favor of or against any Party shall be drawn from the fact that such Party or such Party’s counsel has drafted any portion of this Agreement.

(r) Equitable Remedies.  The Parties hereto agree that, in the event of a breach of this Agreement by either Party, the other Party, if not then in breach of this Agreement, may be without an adequate remedy at law owing to the unique nature of the contemplated relationship.  In recognition thereof, in addition to (and not in lieu of) any remedies at law that may be available to the non-breaching Party, the non-breaching Party shall be entitled to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Agreement, by the Party in breach, and no attempt on the part of the non-breaching Party to obtain such equitable relief shall be deemed to constitute an election of remedies by the non-breaching Party that would preclude the non-breaching Party from obtaining any remedies at law to which it would otherwise be entitled.

(s) Attorneys’ Fees.  If any Party hereto shall bring an action at law or in equity to enforce its rights under this Agreement, the prevailing Party in such action shall be entitled to recover from the Party against whom enforcement is sought its costs and expenses incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation). In the event that the Executive institutes any legal action to enforce the Executive’s legal rights hereunder, or to recover damages for breach of this Agreement, the Executive, if the Executive prevails in whole or in part, shall be entitled to recover from the Company reasonable attorneys’ fees and disbursements incurred by the Executive with respect to the claims or matters on which the Executive has prevailed.

(t) No Waiver.  No failure, delay or omission of or by any Party in exercising any right, power or remedy upon any breach or default of any other Party, or otherwise, shall impair any such rights, powers or remedies of the Party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Agreement must be in writing and be executed by the Parties and shall be effective only to the extent specifically set forth in such writing.

(u) Remedies Cumulative.  All remedies provided in this Agreement, by law or otherwise, shall be cumulative and not alternative.

(v) Amendment.  This Agreement may be amended only by a written agreement signed by the parties hereto.

(i) In addition, to the extent that any of the payments hereunder are or may be governed by Section 409A of the Code, the parties will work together in a commercially reasonable manner in good faith to amend any provisions as necessary for compliance or to avoid the imposition of taxes or penalties under Section 409A of the Code in a manner that maintains the basic financial provisions of this Agreement. In this connection, each Party will make any amendments or adjustments reasonably requested by the other Party which satisfy the foregoing condition.

(ii) It is the intention of the Company and the Executive that this Agreement comply with the requirements of Section 409A of the Code, and this Agreement will be interpreted in a manner intended to comply with Section 409A. All payments under this Agreement are intended to be excluded from the requirements of Section 409A of the Code or be payable on a fixed date or schedule in accordance with Section 409A(a)(2)(iv) of the Code. To the extent that reimbursements or in-kind benefits due to the Executive under this Agreement constitute “deferred compensation” under Section 409A of the Code, any such reimbursements or in-kind benefits shall be paid to the Executive in a manner consistent with Treasury Regulations Section 1.409A-3(i)(1)(iv).

(iii) Notwithstanding anything in this Agreement to the contrary, in the event that the Executive is deemed to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and the Executive is not “disabled” within the meaning of Section 409A(a)(2)(C) of the Code, no payments hereunder that are “deferred compensation” subject to Section 409A of the Code shall be made to the Executive prior to the date that is six (6) months after the date of the Executive’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the Executive’s date of death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest permissible payment date. For purposes of Section 409A of the Code, each of the payments that may be made under Sections 2 and 4 are designated as separate payments for purposes of Treasury Regulations Section 1.409A-1(b)(4)(i)(F), 1.409A-1(b)(9)(iii) and 1.409A-1(b)(9)(v)(B).

(iv) For purposes of this Agreement, with respect to payments of any amounts that are considered to be “deferred compensation” subject to Section 409A of the Code, references to “termination of employment” (and substantially similar phrases) shall be interpreted and applied in a manner that is consistent with the requirements of Section 409A of the Code.

(v) The Executive’s right to any deferred compensation, as defined under Section 409A of the Code, shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment by creditors, or borrowing, to the extent necessary to avoid tax, penalties and/or interest under Section 409A of the Code.

(w) Entire Contract.  This Agreement and the documents and instruments referred to herein constitute the entire contract between the parties to this Agreement and supersede all other understandings, written or oral, with respect to the subject matter of this Agreement.

(x) Survival.  This Agreement shall constitute a binding obligation of the Company and any successor thereto.  Notwithstanding any other provision in this Agreement, the obligations under Article 6 shall survive termination of this Agreement.

(y) Savings Clause.  Notwithstanding any other provision of this Agreement, if the indemnification provisions in this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify the Executive as to expenses, judgments, fines, penalties and amounts paid in settlement with respect to any proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

(z) Modifications and Waivers.  Notwithstanding any other provision of this Agreement, the indemnification provisions in this Agreement and the Change of Control provisions of Article Seven herein, may be amended from time to time to reflect changes in Nevada law.

(aa) Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand or (ii) if mailed by certified or registered mail with postage prepaid, on the third day after the date on which it is so mailed:

(i) if to the Executive: [______] (ii) if to the Company:
Victory Electronic Cigarettes Corporation 11335 Apple Drive Nunica MI 49448 Attn: CEO

or to such other address as may have been furnished to the Executive by the Company or to the Company by the Executive, as the case may be.

(bb) No Limitation.  Notwithstanding any other provision of this Agreement, for avoidance of doubt, the parties confirm that the foregoing does not apply to or limit Executive’s rights under Nevada law or the Company’s Corporate Documents.

[signature page follows]

IN WITNESS WHEREOF, the parties have set their hands and seals hereunto on the date first above written.

VICTORY ELECTRONIC CIGARETTES CORPORATION By:____________________________ Name: Title:	THE EXECUTIVE By:____________________________ Name: [ ]

Schedule A

Outside Activities
[__________]

Company or Project Name	Nature of Business	Date Hired or Commenced Involvement	Position	Compensation	Annual Time Commitment (time away from office)

EXHIBIT 6.1(f)
Option Agreements

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) is made as of _________, 2014 by and among (i) HARDWIRE INTERACTIVE ACQUISITION COMPANY, a Delaware corporation, and its successors and assigns (collectively, “Optionee”), (ii) GREAT PLAINS NUTRITION LLC, a Texas limited liability company  (“Optionor”), and (iii) HARDWIRE INTERACTIVE INC., a corporation formed under the laws of the British Virgin Islands (“Hardwire”).

WHEREAS, pursuant to the terms of that certain Asset Purchase Agreement, dated as of May __, 2014 (the “Purchase Agreement”), by and among Optionee, Hardwire and certain affiliates of Hardwire, Optionee purchased substantially all of the assets relating to Hardwire’s electronic cigarette business (the “Acquired Business”), including, without limitation, that certain Distribution Agreement (as amended), dated January 1, 2013 (the “Distribution Agreement”), by and between Optionor and Hardwire (as the successor-in-interests to Global Northern Trading Limited);

WHEREAS, as contemplated in the Purchase Agreement, and in connection with the Distribution Agreement, Optionor continues to maintain certain assets relating to the Acquired Business (collectively, the “Assets”), including, without limitation, (A) rights under merchant agreements establishing or relating to merchant accounts used in connection with the Acquired Business, including, without limitation, (collectively, the “Merchant Agreements”) that certain Merchant Processing Agreement, dated as of April 2, 2014 with Deutsche Bank AG, New York, EVO Merchant Services, LLC d/b/a EVO, and any other similar parties to the Merchant Agreements (the “Merchant Parties”), and (B) certain deposit and/or reserve accounts of the Merchant Parties associated with the Merchant Agreements;

WHEREAS, in addition to the Assets, Optionor remains bound by certain duties and obligations relating to the Acquired Business (collectively, the “Liabilities”), including, without limitation, (i) all duties and obligations under the Merchant Agreements and (ii) personal guaranty obligation for the benefit of applicable Merchant Parties (the “Personal Guaranty”); and

WHEREAS, Optionor desires to grant, and Optionee desires to accept, an option to acquire the Assets and assume the Liabilities upon the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do mutually covenant, grant, promise and agree as follows:

1. Grant of Option.  Optionor hereby gives and grants to Optionee, subject to the terms and conditions of this Agreement, the sole, exclusive and irrevocable right and option to acquire all of Optionor’s right, title and interest in the Assets and to assume all of the Liabilities (the “Option”). Upon Optionee’s exercise of the Option, the Optionor shall transfer and assign to Optionee, and Optionee shall accept and assume, each of the Assets and the Liabilities in accordance with the terms of this Agreement.

2. Option Period; Exercise of Option.

(a) Optionee shall have the right to exercise the Option at any time during the period commencing on the date hereof and ending on December 31, 2014 (the “Option Period”). Subject to Section 2(b) below, if Optionee shall have failed to exercise the Option during the Option Period for any reason, time being of the essence, then this Agreement shall become null and void immediately upon the expiration of the Option Period without any further action of the parties hereto.

(b) Optionee shall exercise the Option by providing Optionor with at least forty-five (45) days’ prior written notice (the “Exercise Notice”) of Optionee’s desire to exercise the Option. Optionee’s failure to provide Optionor with the Exercise Notice at least forty-five (45) days prior to the expiration of the Option Period shall be deemed an election by Optionee to decline its rights to exercise the Option during the Option Period. Upon receipt of the Exercise Notice, the parties hereto shall cooperate and take all commercially reasonable efforts (i) to obtain any and all consents and approvals required by the Merchant Parties and any other parties or beneficiaries under the Merchant Agreements to assign Optionor’s rights thereunder to Optionee, (ii) to assign Optionor’s reserve accounts to Optionee and (iii) to cause Optionee to assume all liabilities of Optionor under the Merchant Agreements and otherwise completely remove and release Optionor from its obligations under the Personal Guaranty (the “Administrative Obligations”). Provided that the Exercise Notice shall have been received by Optionor at least forty-five (45) days prior to the expiration of the Option Period, if the parties are unable to complete the Administrative Obligations prior to the end of the Option Period, then parties shall continue to cooperate with respect to the Administrative Obligations for an addition thirty (30) days (the “Extended Period”); provided, however, that no party shall have any obligation to continue to achieve the Administrative Obligations nor shall any party have any obligations to any other party under this Agreement following the expiration of the Extended Period, if applicable. For the avoidance of doubt, the Option shall be deemed to have been exercised by Optionee upon the completion of the Administrative Obligations (the “Exercise Date”).

3. Exercise Price.  On the Exercise Date, in consideration of the Option, Optionee shall pay to Optionor an amount equal to the sum of (a) One Dollar ($1) plus (b) all costs incurred by Optionor and/or Hardwire in connection with the assumption of the Administrative Obligations, including, without limitation, reasonable attorneys’ fees (the “Exercise Price”). The parties hereto acknowledge and agree that the Exercise Price, in addition to Optionee’s assumption of the Liabilities and the release of Optionor from the Personal Guaranty, shall be fair consideration for the Option granted to Optionee hereunder.

4. Representations and Warranties of Optionor.  Optionor hereby makes the following representations and warranties, each and all of which shall be true and correct as of the date hereof:
(a) Optionor has the full power and legal right and authority to execute, deliver and perform this Agreement. This Agreement constitutes the valid and legally binding obligations of Optionor, enforceable in accordance with its terms.

(b) Except as may be provided in the Merchant Agreements or the Personal Guaranty, the Assets are owned of record and beneficially by Optionor, free and clear of any option, call, contract, commitment, demand, lien, claim, charge, security interest or encumbrance whatsoever, and the consummation of the transactions contemplated herein shall vest in Optionee good, marketable, legal and equitable title in and to the Assets.

5. Additional Covenants.

(a) At all times during the Option Period, Optionor shall continue to perform its obligations under the Merchant Agreements as it has historically prior to the date hereof. Optionor shall promptly notify Optionee and Hardwire of any material amendments to the Merchant Agreements or any materially adverse changes in the relationship with the Merchant Parties during the Option Period.

(b) Each party hereto, upon the reasonable request of any other party hereto, shall duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the requesting party, such further agreements, certificates, documents and instruments, and do such other acts and things, as may be necessary or reasonably requested by any other party hereto to carry out the provisions and purposes of this Agreement.

6. Notices.  All notices, consents or other communications under this Agreement must be in writing and addressed to each party at the following address (or at any other address which the respective parties may designate by notice given to the other party from time to time):

If to Optionor:	Great Plains Nutrition LLC
_____________________
_____________________

If to Optionee:	Victory Electronic Cigarette Corporation
11335 Apple Drive Nunica, MI 49448 Attention: Brent Willis

with a copy to:

Robinson Brog Leinwand Greene Genovese & Gluck P.C. 875 Third Avenue New York, NY 1002 Attention: David E. Danovitch, Esq.

If to Hardwire:	Hardwire Interactive Inc. R.G. Hodge Plaza 3/fl, Upper Main Street Wickham’s Cay 1, Road Town Tortola, British Virgin Islands Attention: Devin Keer

with a copy to:

Venable LLP 575 7th Street, N.W. Washington, DC 20004 Attention: Frank A. Ciatto, Esq.

Any notice required by this Agreement shall be deemed given or made if sent by fax with confirmed answer back received, or by registered or certified mail (return receipt requested and postage and registry fees prepaid), or by commercial express or courier service.  A notice sent by registered or certified mail shall be deemed given on the date of receipt (or attempted delivery if refused) indicated on the return receipt.  All other notices shall be deemed given when actually received.

7. Governing Law.  The construction, validity and interpretation of this Agreement shall be governed by the laws of the State of New York without giving effect to any choice-of-law or conflict-of-laws provision or rule whether of the State of New York or otherwise.

8. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

9. Assignment. This Agreement shall not be assigned or transferred by Optionee in whole or in part without first obtaining the written consent of Optionor, which may be granted or withheld in Optionor’s sole discretion.  Any assignment made without the prior written consent of Optionor shall render this Agreement null and void.

10. Counterparts.  This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts when taken together shall constitute but one and the same instrument. Any electronic or facsimile copy of an executed signature page hereto shall be deemed an original signature page hereto for all purposes.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

OPTIONOR:

GREAT PLAINS NUTRITION LLC

By:
Name:	Martin Glinsky
Title:	Director

OPTIONEE:

By:
Name:
Title:

HARDWIRE:

HARDWIRE INTERACTIVE INC.

By:
Name:	Devin Keer
Title:	Director

EXHIBIT 6.1(g)
Registration Rights Agreements

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of July ___, 2014, between Victory Electronic Cigarettes Corporation, a Nevada corporation (the “Company”), and Hardwire Interactive Inc. (“Holder” and, collectively with its permitted successors and assigns, the “Holders”).

               This Agreement is made pursuant to the Asset Purchase Agreement by and among the Company, Hardwire Interactive Acquisition Company, Holder, Mantra Media Capital Inc., and Devin Keer, dated as of July ___, 2014 (the “Purchase Agreement”).

               The Company and each Holder hereby agrees as follows:

        1.                      Definitions.

               Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

            “Advice” shall have the meaning set forth in Section 6(c).

“Commission” means the United States Securities and Exchange Commission.

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the 90th calendar day following the Filing Date, and with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the 90th calendar day following the date on which an additional Registration Statement is required to be filed hereunder; provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(d).

“Event Date” shall have the meaning set forth in Section 2(d).

“Filing Date” means, with respect to the Initial Registration Statement required hereunder, the 90th calendar day following the date of this Agreement, subject to underwriter approval should the Company be involved in an underwritten public offering and if such approval is not granted then Filing Date means the 90th calendar day following the closing date of such underwritten public offering, and, with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.  Notwithstanding the above, the Filing Date will not be prior to such date that the registration rights granted pursuant to any existing Registration Rights Agreements of the Company have been satisfied.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Losses” shall have the meaning set forth in Section 5(a).

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means, as of any date of determination, (a) all of the Shares issued to a Holder pursuant to the Purchase Agreement, and (b) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders (assuming that such securities and any securities issuable as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company), as reasonably determined by the Company, upon the advice of counsel to the Company.

“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 2(c) or Section 3(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“Selling Stockholder Questionnaire” shall have the meaning set forth in Section 3(a).

        2.                      Registration with the SEC.

(a) On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415, if applicable.  Each Registration Statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith, subject to the provisions of Section 2(e)) and shall contain (unless otherwise directed by at least 85% in interest of the Holders) substantially the “Plan of Distribution” attached hereto as Annex A.  Subject to the terms of this Agreement, the Company shall use its best efforts to cause a Registration Statement filed under this Agreement (including, without limitation, under Section 3(c)) to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders (the “Effectiveness Period”).  The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. Eastern Time on a Trading Day.   The Company shall immediately notify the Holders via facsimile or by e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of such Registration Statement.  The Company shall, by 9:30 a.m. Eastern Time on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424.  Failure to so notify the Holder within one (1) Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 2(d).

(b)  Notwithstanding the registration obligations set forth in Section 2(a), if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 2(e); with respect to filing on Form S-3 or other appropriate form, and subject to the provisions of Section 2(d) with respect to the payment of liquidated damages; provided, however, that prior to filing such amendment, the Company shall be obligated to use commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09.

(c) Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 2(d), if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the Company shall reduce or eliminate any securities to be included on such Registration Statement by any Person other than a Holder.

In the event of a cutback hereunder, the Company shall give the Holder at least five (5) Trading Days prior written notice along with the calculations as to such Holder’s allotment.  In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended.

(d) If: (i) the Initial Registration Statement is not filed on or prior to its Filing Date (if the Company files the Initial Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) herein, the Company shall be deemed to have not satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within ten (10) calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the Commission by the Effectiveness Date of the Initial Registration Statement, or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such ten (10) calendar day period is exceeded, and for purpose of clause (v) the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 2.0% multiplied by the value of the Shares issued to a Holder pursuant to the Purchase Agreement at the time of issuance.  If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

(e) If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

3.           Registration Procedures.

               In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. Notwithstanding the above, the Company shall not be obligated to provide the Holders advance copies of any universal shelf registration statement registering securities in addition to those required hereunder, or any Prospectus prepared thereto.  The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after the Holders have been so furnished copies of a Registration Statement or one (1) Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex B (a “Selling Stockholder Questionnaire”) on a date that is not less than two (2) Trading Days prior to the Filing Date or by the end of the fourth (4th) Trading Day following the date on which such Holder receives draft materials in accordance with this Section.

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its Subsidiaries), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c) If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock of the Company (the “Common Stock”) then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

(d) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided, however, in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries.

(e) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f) Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(g) Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h)  The Company shall cooperate with any broker-dealer through which a Holder proposes to resell its Registrable Securities in effecting a filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110, as requested by any such Holder, and the Company shall pay the filing fee required by such filing within two (2) Business Days of request therefor.

(i) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that, the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(j) If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(k) Upon the occurrence of any event contemplated by Section 3(d), as promptly as reasonably possible under the circumstances taking into account the Companys good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(k) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages otherwise required pursuant to Section 2(d), for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period.

(l) Comply with all applicable rules and regulations of the Commission.

(m) The Company shall use its best efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of Registrable Securities.  After the Company has qualified for the use of Form S-3, the Holders shall have the right, without limiting their other rights of registration hereunder, at any time when they cannot sell their Registrable Securities without any restriction under Rule 144, to request registration on Form S-3.

(n) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

        4.                      Registration Expenses. All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (D) if not previously paid by the Company in connection with an Issuer Filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.  In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

      5.                      Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(c), but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected.  The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 6(h).

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with any applicable prospectus delivery requirements of the Securities Act through no fault of the Company or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus or (ii) to the extent, but only to the extent, that such information relates to such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), to the extent, but only to the extent, related to the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(c), but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected.  In no event shall the liability of any selling Holder under this Section 5(b) be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that, the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

               An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

               Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that, the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

(d) Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

               The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute pursuant to this Section 5(d), in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

        6.                      Miscellaneous.

(a) Remedies.  In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement.  Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to a Registration Statement.

(c) Discontinued Disposition.  By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed.  The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.  The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(d).

(d) Piggy-Back Registrations. If, at any time starting on the Filing Date and during the Effectiveness Period, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering, including an underwritten offering, for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to each Holder a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered, subject to any applicable underwriter cutbacks or limits as a result of the application of Rule 415; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 6(d) that are eligible for resale pursuant to Rule 144 (without volume restrictions, manner of sale or current public information requirements) promulgated by the Commission pursuant to the Securities Act or that are the subject of a then effective Registration Statement covering all of the Holder’s Registrable Securities.

(e) Lock-up Agreements. In the event an underwriter in connection with an underwritten offering requests a lock-up of the securities held by shareholders of the Company, the Holders will agree to such lock-up of their shares, provided, such lock-up (i) is requested in good faith, (ii) does not exceed 180 days, and (iii) includes the officers and directors of the Company or its subsidiaries in similar capacities.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of 51% or more of the then outstanding Registrable Securities (for purposes of clarification, this includes any Registrable Securities issuable upon exercise or conversion of any Security).  If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given only by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 6(f). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

(g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities.

(i) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  Except as set forth on Schedule 6(i), neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(j) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(k) Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with laws of the State of Nevada, without giving effect to the principles of conflicts of laws thereof.

(l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(m) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(o) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not asset any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder.  It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

********************

(Signature Pages Follow)

        IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

VICTORY ELECTRONIC CIGARETTES CORPORATION

By:
Name:
Title:

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

HOLDER

By:
Name:
Title:

Annex A

Plan of Distribution

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Annex B

VICTORY ELECTRONIC CIGARETTES CORPORATION

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Registrable Securities”) of VICTORY ELECTRONIC CIGARETTES CORPORATION (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed.  A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below.  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus.  Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Stockholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2. Address for Notices to Selling Stockholder:

Telephone:______________________________________________________________________________________________________________________________________________________________________
Fax: _________________________________________________________________________________________________________________________________________________________________________
Contact Person: _________________________________________________________________________________________________________________________________________________________________

3. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes   ☐                      No   ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes   ☐                     No   ☐

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes   ☐                      No   ☐

(d)
If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes   ☐                      No   ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Stockholder:

5. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date: ______________________________________	Beneficial Owner: ______________________________________

By: _________________________________________________
Name:
Title:

PLEASE FAX A COPY (OR EMAIL A .PDF COPY) OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

EXHIBIT 5.2.10
Distributors Letters

[HARDWIRE INTERACTIVE INC. LETTERHEAD]

July __, 2014

[Distributor name]
[Address]
[Address]

Dear [     ]:

Reference is hereby made to that certain [Name of Agreement] between you and Hardwire Interactive Inc. (the “Company”), dated [Date] (the “Agreement”).  As you are aware, the Company is selling the assets related to its online e-cigarette business (the “Business”) to Victory Electronic Cigarettes Corporation or one of its affiliates (“Victory”), pursuant to the terms of an Asset Purchase Agreement, dated as of the date hereof (the “Sale Transaction”).  Please be advised that upon the closing of the Sale Transaction, which is expected to occur on or prior to July 31, 2014 (but of which you shall be notified by electronic mail), you should direct all payments arising under the Agreement that pertain solely to the Business (the “Business Funds”) to the following bank account controlled by Victory (the “Victory Account”), rather than to the existing Company bank account:

Victory Electronic Cigarettes Corporation
Chase Bank
101 West Savidge Street
Spring Lake, MI 49456
616.842.1445

Routing number: 072-000-326
Account number: 195-892-772

In the interim, we ask that you begin taking the necessary steps in advance to ensure that you will be in a position to direct the payment of the Business Funds to the Victory Account immediately upon receiving notice of the closing of the Sale Transaction.

[Remainder of page intentionally left blank; signature page follows]

    Please sign and return a copy of this letter agreement to confirm your agreement to the foregoing.

THE COMPANY:

HARDWIRE INTERACTIVE INC.

By:
Name: Devin Keer
Title: Director

ACCEPTED AND AGREED:

[NAME]

By:
Name:
Title: